SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12
REINSURANCE GROUP OF AMERICA, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Reinsurance Group
of America, Incorporated®
Notice of the Annual Meeting of
the Shareholders of
Reinsurance Group of America, Incorporated
Chesterfield, Missouri
April 7, 2011
TO THE SHAREHOLDERS OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
The Annual Meeting of the Shareholders of Reinsurance Group of America, Incorporated will be held at the Company’s offices located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri on May 18, 2011, commencing at 2:00 p.m., at which meeting only holders of record of the Company’s common stock at the close of business on March 15, 2011 will be entitled to vote, for the following purposes:
1.	To elect three directors for terms expiring in 2014;

2.	To vote on the frequency of the shareholders’ advisory vote regarding approval of the Company’s compensation for named executive officers;

3.	To vote to approve the compensation of the Company’s named executive officers;

4.	To vote to approve amendments to the Company’s Flexible Stock Plan;

5.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011; and

6.	To transact such other business as may properly come before the meeting.

REINSURANCE GROUP OF AMERICA, INCORPORATED
By
J. Cliff Eason
Chairman of the Board

William L. Hutton
Secretary

ii

Information About the 2011 Annual Meeting and Proxy Voting
     Even though you may plan to attend the meeting in person, please mark, date, and execute the enclosed proxy and mail it promptly. A postage-paid return envelope is enclosed for your convenience.
Reinsurance Group
of America, Incorporated®
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
Proxy Statement
for the
Annual Meeting of the Shareholders
To Be Held May 18, 2011
at RGA’s Offices in Chesterfield, Missouri
     This Proxy Statement is furnished to the holders of common stock of Reinsurance Group of America, Incorporated (the “Company” or “RGA”) in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Shareholders to be held at 2:00 p.m. May 18, 2011, and all adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of the Shareholders. Such holders are hereinafter referred to as the “Shareholders.” The Company is first mailing this Proxy Statement and the enclosed Annual Report to Shareholders for the fiscal year ended December 31, 2010, on or about April 7, 2011.
     Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of common stock can be voted only when represented by a properly executed proxy.
     Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.
     The close of business on March 15, 2011 has been fixed as the record date for the determination of the Shareholders entitled to vote at the Annual Meeting of the Shareholders. As of the record date, approximately 73,788,594 shares of common stock were outstanding and entitled to be voted at such meeting. Shareholders will be entitled to cast one vote on each matter for each share of common stock held of record on the record date.
     The Board of Directors of the Company makes this proxy solicitation. The solicitation will primarily be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone or telefax by directors, officers, or regular employees of the Company.
     Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held May 18, 2011: This Proxy Statement and our 2010 Annual Report to Shareholders are available at www.rgare.com.

Item 1 — Election of Directors
     The first item to be acted upon at the Annual Meeting is the election of John F. Danahy, Arnoud W.A. Boot and J. Cliff Eason as directors of the Company for terms expiring at the Annual Meeting in 2014 or until their respective successors have been elected and have qualified. The board nominates Messrs. Danahy, Boot and Eason for election at the 2011 meeting of shareholders. Each nominee is currently a director of our company. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Nominees and Continuing Directors
     The Board of Directors is divided into three classes, each of which contains three directors, with the terms of office of each class ending in successive years. Currently, the Board has nine directors. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Each of the directors has served in his or her principal occupation for the last five fiscal years, unless otherwise indicated.
     Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. All of the nominees are currently directors of the Company. All of the nominees for director have agreed to serve if elected.
Vote Required
     If a quorum is present, the vote required to approve this Item 1 is a majority of the common stock represented in person or by proxy at the Annual Meeting. The Company recommends a vote FOR the nominees for election to the Board.

To Be Elected as Directors for Terms Ending in 2014:	Director Since

John F. Danahy, 64	2009

Retired Chairman and Chief Operating Officer of May Merchandising Company and May Department Stores International, subsidiaries of The May Department Stores Company (MDSC). Mr. Danahy served in various positions within MDSC for 38 years until his retirement in 2006. Mr. Danahy previously served as corporate-wide Senior Vice President of Information Technology and as Chairman and Chief Operating Officer of The Famous-Barr Co. for five years. Mr. Danahy has an Executive Master of Business Administration degree from Washington University’s Olin Business School.

Arnoud W.A. Boot, 51	2009

Professor of Corporate Finance and Financial Markets at the University of Amsterdam and director of the Amsterdam Center for Law & Economics since 2002. Mr. Boot is the Founder and Director of the Amsterdam Center for Corporate Finance. Prior to his current positions, Mr. Boot was a partner in the Finance and Strategy Practice at McKinsey & Company from 2000 through 2001 and was the Vice Dean, Faculty of Economics and Econometrics at the University of Amsterdam from 1998 through 2000. Mr. Boot serves as a member of the Dutch Social Economic Council and the Bank Council of the Dutch Central Bank. He is an advisor to the Riksbank (Central Bank of Sweden), and he is also a research fellow at the Centre for Economic Policy Research in London and the Davidson Institute of the University of Michigan.

J. Cliff Eason, 63	1993

Retired President and CEO of Southwestern Bell Telephone, SBC Communications, Inc. (“SBC”), a position he held from September 2000 through January 2001. Mr. Eason served as President, Network Services from 1999 through 2000; President, SBC International of SBC, from 1998 until 1999; President and CEO of Southwestern Bell Telephone Company (“SWBTC”) from 1996 until 1998; President and CEO of Southwestern Bell Communications, Inc. from 1995 through 1996; President of Network Services of SWBTC from 1993 through 1995; and President of Southwestern Bell Telephone Company of the Midwest from 1992 to 1993. He held various other positions with SBC and its subsidiaries prior to 1992. Mr. Eason was a director of Williams Communications Group, Inc. until his retirement in January 2001.

To Continue in Office Until 2013:	Director Since

William J. Bartlett, 61	2004

Retired partner, Ernst & Young Australia. Mr. Bartlett was an accountant and consultant with Ernst & Young for over 35 years and advised numerous clients in the global insurance industry. Mr. Bartlett was appointed a partner of Ernst & Young in Sydney, Australia in July 1980, a position he held until his retirement in June 2003. He served as chairman of the firm’s global insurance practice from 1991 to 2000, and was chairman of the Australian insurance practice group from 1989 to 1998. Mr. Bartlett currently serves as an independent, non-executive director of Suncorp Metway Limited, GWA Limited and the Abacus Property Trust, all of which are listed on the Australian Stock Exchange. Mr. Bartlett previously served as a member of the Australian Life Insurance Actuarial Standards Board and a consultant to the Australian Financial Reporting Council on Auditor Independence. He holds several professional memberships in Australia (ACPA and FCA), South Africa (CASA), and the United Kingdom (FCMA).

Alan C. Henderson, 65	2002

Retired President and Chief Executive Officer of RehabCare Group, Inc. (“RehabCare”) from June 1998 until June 2003. Prior to becoming President and Chief Executive Officer, Mr. Henderson was Executive Vice President, Chief Financial Officer and Secretary of RehabCare from 1991 through May 1998. Mr. Henderson was a director of RehabCare from June 1998 to December 2003, Angelica Corporation from March 2001 to June 2003, and General American Capital Corp., a registered investment company, from October 1989 to April 2003.

Rachel Lomax, 65	2009

Former Deputy Governor, Monetary Stability at the Bank of England from 2003 to 2008, where she was responsible for monetary assessment and money market operation. Prior to joining the Bank, Ms. Lomax served as Permanent Secretary for the Department of Transport and held the same position at the Department for Work and Pensions (1999 to 2002) and the Welsh Office (1996 to 1999). She served as Vice President and Chief of Staff to the President of the World Bank from 1995 to 1996, and was Head of the Economic and Domestic Secretariat at the Cabinet Office in 1994. Ms. Lomax is an independent, non-executive director of HSBC Holdings plc, and The Scottish American Investment Company PLC.

To Continue in Office Until 2012:	Director Since

Fred Sievert, 63	2010

Retired President of New York Life Insurance Company from 2002 through 2007. Mr. Sievert shared responsibility for overall company management in the Office of the Chairman, from 2004 until his retirement in 2007. Mr. Sievert joined New York Life in 1992 as Senior Vice President and Chief Financial Officer. In 1995, Mr. Sievert was promoted to Executive Vice President and was elected to the Board of Directors in November 1996. In addition, he was President and a member of the board of New York Life Insurance and Annuity Corporation, served as Chairman of the board of NYLIFE Insurance Company of Arizona, and served on the Board of Directors for Max New York Life, the company’s joint venture in India, Siam Commercial New York Life, the joint venture in Thailand, and the company’s South Korea operation. Prior to joining New York Life, Mr. Sievert was a senior vice president for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England.

Stuart I. Greenbaum, 74	1997

Professor emeritus at the John M. Olin School of Business at Washington University since January 2007. Mr. Greenbaum served as Dean of the Olin School of Business from July 1995 to July 2005 and as professor from July 1995 to January 2007. Prior to joining the Olin School of Business, he spent 20 years at the Kellogg Graduate School of Management at Northwestern University where he was Director of the Banking Research Center and Norman Strunk Distinguished Professor of Financial Institutions. Mr. Greenbaum has served on the Federal Savings and Loan Advisory Council and the Illinois Task Force on Financial Services, and has been a consultant for the American Bankers Association, the Bank Administration Institute, the Comptroller of the Currency, the Federal Reserve System, and the Federal Home Loan Bank System, among others.

A. Greig Woodring, 59	1993

President and Chief Executive Officer of the Company since 1993. Mr. Woodring headed the reinsurance business at General American Life Insurance Company “from 1986 until the Company’s formation in December 1992. He also serves as a director and officer of a number of subsidiaries of the Company.
Corporate Governance
     We have adopted an Employee Code of Business Conduct and Ethics (the “Employee Code”), a Directors’ Code of Conduct (the “Directors’ Code”), and a Financial Management Code of Professional Conduct (the “Financial Management Code”). The Employee Code applies to all employees and officers of RGA and its subsidiaries. The Directors’ Code applies to directors of RGA and its subsidiaries. The Financial Management Code applies to our chief executive officer, chief financial officer, corporate controller, primary financial officers in each business unit, and all professionals in finance and finance-related departments. We intend to satisfy any disclosure obligations under Item 5.05 of Form 8-K by posting on our website information about amendments to, or waivers from, any provision of the Financial Management Code that applies to our chief executive officer, chief financial officer, and corporate controller.
     In March 2004, the Board of Directors adopted Corporate Governance Guidelines (revised February 2009), a revised Audit Committee Charter, charters for the Compensation Committee and Nominating and Corporate Governance Committee and in July 2009, the Board adopted a charter for the Finance, Investment and Risk Management Committee (collectively, the “Governance Documents”). The Codes and Governance

Documents referenced above are available on our website at www.rgare.com. Information on our website does not constitute part of this Proxy Statement. We will provide without charge, upon written or oral request, a copy of any of the Codes of Conduct or Governance Documents. Requests should be directed to Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 by electronic mail (investrelations@rgare.com), or by telephone (636-300-8828).
Qualifications of Directors
     Our Board of Directors is made up of nine individuals, each with a valuable core set of skills, talents and attributes that make them a good fit for our Company’s Board as a whole. When searching for new Board candidates, the Nominating and Corporate Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. As determined by our Board and the Nominating and Corporate Governance Committee, all of our directors possess the following qualifications: financial literacy; leadership experience; commitment to the Company’s values; absence of conflicting commitments; and knowledge and experience that will complement that of other directors and promote the creation of shareholder value. Other areas of expertise or experience are desirable given our Company’s industry and the current make-up of the Board, such as expertise or experience in: life insurance, information technology, international markets, operations, capital markets, banking, risk management, public company service and actuarial science. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described under “Shareholder Nominations and Proposals.”
Areas of Experience and Qualifications Relevant to Serving as a Director
     All of our directors bring significant executive leadership derived from their careers and professions. When considering whether our current directors had the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies described above and summarized below.
•	William J. Bartlett: public accounting experience in global insurance accounting practice; audit committee experience; financial services and life insurance knowledge; international business, markets and operations

•	Arnoud W.A. Boot: management and business consulting experience; corporate finance; investments; risk management; international business, markets and operations

•	John F. Danahy: information technology; international business, markets and operations; public company management experience

•	J. Cliff Eason: information technology; international business, markets and operations; public company management experience

•	Stuart I. Greenbaum: audit committee experience; risk management; corporate finance; investments; international business, markets and operations

•	Alan C. Henderson: audit committee experience; experience as CEO and CFO of a public company; public company accounting and finance

•	Rachel Lomax: international banking, monetary policy, finance and investment; risk management; international business, markets and operations

•	Frederick J. Sievert: experience as executive officer of a major U.S. life insurance company; life insurance business and markets; insurance regulation; financial reporting; investments; risk management; international business, markets and operations

Director Independence
     In accordance with the Corporate Governance Guidelines, the Board undertook reviews of director independence in February 2010 and February 2011. During each of these reviews, the Board received a report from RGA Global Legal Services noting that there were no transactions or relationships between RGA or its subsidiaries and any of Messrs. Bartlett, Eason, Greenbaum, Henderson, Danahy, Boot, Sievert and Ms. Lomax nor any member of such director’s immediate family. The purpose of this review was to determine whether any of those directors had a material relationship with us that would preclude such director from being independent under the listing standards of the New York Stock Exchange (“NYSE”) or our Corporate Governance Guidelines.
     As a result of this review, the Board affirmatively determined, in its judgment, that each of the eight directors named above are independent of us and our management under the applicable standards. Mr. Woodring is a non-independent director because he is our Chief Executive Officer.
Board Diversity
     Although we do not have a formal written policy with respect to diversity, the Nominating and Corporate Governance Committee believes that it is essential that Board members represent diverse viewpoints, skills and experience. When evaluating the various qualifications, experiences and backgrounds of Board candidates, the Committee considers several aspects of diversity, such as diversity of gender, race, national origin, education, professional experience, geographic representation and differences in viewpoints and skills.
Board Leadership Structure
     In recognition of the differences between the two roles and in order to maximize effective board leadership, our Company has separated the position of CEO and Chairman of the Board since we became public in 1993. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board.
The Board’s Role in Risk Oversight
     The Board has an active and ongoing role, as a whole and also at the committee level, in overseeing management of the Company’s risks. In April 2009, the Board of Directors established a Finance, Investment and Risk Management (“FIRM”) Committee to assist the Board with its oversight responsibilities and strengthen and support efforts to promote best practices in the Company’s enterprise risk management activities. The FIRM Committee reviews, monitors, and when appropriate, approves the Company’s programs, policies and strategies relating to financial and investment risks and overall enterprise risk management. In addition, the Audit Committee oversees management of risks related to accounting and financial reporting and reviews reports on ethics and compliance matters each quarter. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s employee compensation policies, practices, plans and arrangements, including executive retention. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, leadership development, CEO succession planning, and reviews any potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, Committee meetings are scheduled so the entire Board of Directors (including directors who are not actual committee members) are able to participate in Committee meetings and stay apprised of the risks monitored and discussed by each Committee. In addition, each Committee provides regular committee reports and committee recommendations as required or appropriate.
Risk Considerations in our Compensation Program
     The Compensation Committee continually considers the Company’s long-standing culture which emphasizes incremental continuous improvement and sustained long-term shareholder value creation, and ensures that these factors are reflected in the design of the Company’s compensations plans. Our compensation program is structured so that a considerable amount of our incentive-eligible employees’ compensation is tied to the long-term health of the Company. We avoid the type of disproportionately large, short-term incentives that could encourage employees to take risks that may not be in our shareholder’s long-term interests, and we weight our management’s incentive compensation toward profitability and long-term performance. We believe this combination of factors encourages our executives and other employees to manage RGA in a prudent manner with a focus on increasing long-term shareholder value. Furthermore, as described in our Compensation Discussion and Analysis, the Compensation Committee may exercise full discretion and include subjective considerations in its incentive compensation decisions, which restrains the influence of formulae or objective factors on excessive risk taking.
     While a significant portion of our executive compensation plan is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. While risk-taking is a fundamental and necessary part of our business, the Compensation Committee has focused on aligning the Company’s compensation policies with the Company’s long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to the Company as follows:
•	Management Incentive Plan. Our Management Incentive Plan (“MIP”) is designed to reinforce our pay for performance culture by making a significant portion of management’s annual bonus compensation variable. MIP awards are based solely on Company results or on a combination of Company, business unit and/or individual performance. The MIP aligns annual cash bonus compensation with our short-term business strategies and the targets reflect our short-term goals for operating earnings per share and revenue growth. The Compensation Committee sets award levels with a minimum level of performance that must be met before any payment can be made. To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 200% of the target.

•	Performance Contingent Stock Grants. Our intermediate term bonus program is a three year performance-driven incentive program which reinforces our intermediate-term strategic, financial and operating goals. The measures used for the performance contingent stock (“PCS”) grants are an important means of aligning the economic interests of management and shareholders. Annual grants of PCS are designed to reward the achievement of specific intermediate-term corporate financial performance goals. The Compensation Committee sets award levels with a minimum level of performance that must be met before any payment can be made. To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 200% of target. We measured performance for the 2007 PCS grants based 67% on a compound annual growth rate for operating earnings per share and 33% on a compound annual growth rate for revenue, both calculated as of the end of the three-year performance period ending December 31, 2009. Commencing with the 2008 PCS grants, operating return on average equity (“ROE”) replaced growth in operating earnings as a measure, and for the 2010 PCS grants we added a measure for relative return on average equity, which the Compensation Committee believes helps weight the incentive further toward risk-adjusted profitability.

•	Long Term Incentive Compensation. Our Flexible Stock Plan provides for the award of various types of long-term equity incentives, including stock options and stock appreciation rights (“SARs”), to officers at the vice president level and above who have the ability to favorably affect our business and financial performance. We believe that stock options and SARs provide the most appropriate vehicle for providing long-term value to management because of the economic tie to shareholder value. Annual grants of stock options (which changed to SARs in 2011) allow us to reward the achievement of long-term goals and are based on our desire to achieve an appropriate balance between the overall risk and reward for short, intermediate and long-term incentive opportunities.

•	Share Ownership Guidelines. Our share ownership guidelines require officers at the level of Senior Vice President and higher to hold a specified value of Company stock which is based on a multiple of their annual salary. This ensures that our senior management will have a significant amount of value tied to long-term holdings in RGA stock. See “Executive Stock Ownership Guidelines” for a discussion of changes made to the ownership guidelines in February 2011.
Communications with the Board of Directors
     The Board of Directors has posted the process whereby interested parties and shareholders can communicate with our directors and the Board on our website at www.rgare.com. Information on our website does not constitute part of this Proxy Statement. Interested parties and shareholders may communicate directly with our presiding director, Mr. Eason, by sending a written communication as follows:
General Counsel
Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, MO 63017
The process for communicating with the Board provides that the General Counsel will make a record of the receipt of any such communications. All properly addressed communications will be delivered to the specified recipient(s) not less than once each calendar quarter, and will not be directed to or reviewed by management prior to receipt by such persons.
Board of Directors and Committees
     The Board of Directors held a total of seven regular meetings and no special meetings during 2010. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he or she served during 2010. We do not have a policy with regard to attendance by Directors at the annual meeting of shareholders. The Chairman of the Board attended the 2010 annual meeting of shareholders. The Board of Directors has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), a Compensation Committee, a Nominating and Corporate Governance Committee, and a Finance, Investment and Risk Management Committee.
Audit Committee
     The Audit Committee met eight times in 2010. Since January 1, 2010, the Committee consisted of Messrs. Bartlett (Chairman), Boot, Danahy and Ms. Lomax. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor. The Committee oversees our accounting and financial reporting processes, the adequacy of our internal controls over financial reporting and disclosure controls and procedures, the integrity of our financial statements, pre-approves all audit and non-audit services to be provided by the independent auditor, reviews reports concerning significant legal and regulatory matters, and reviews the plans and performance of our internal audit function. The Committee also reviews and discusses our filings on Forms 10-K and 10-Q, including the financial information in those filings. The Audit Committee works closely with management as well as our independent auditor and internal auditor. A more detailed description of the role and responsibilities of the Audit Committee is set forth in a written charter, adopted by the Board of Directors, which is available on our website (www.rgare.com). The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding financial reporting, internal accounting controls, or auditing matters. Please see the process regarding contacting the Audit Committee on our website (www.rgare.com).
     The Board of Directors has determined, in its judgment, that all of the members of the Audit Committee are independent within the meaning of Securities and Exchange Commission (“SEC”) regulations applicable to audit committees and the NYSE listing standards. The Board of Directors has determined, in its judgment, that all the members of the Audit Committee are qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that each of them has accounting and related financial management expertise within the meaning of the NYSE listing standards. The Audit Committee Charter provides that members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies, unless he or she satisfactorily demonstrates that they have the ability to devote the time and attention required to serve on multiple audit committees.
Compensation Committee
     The Compensation Committee met six times during 2010. Since January 1, 2010, the Committee consisted of Messrs. Danahy (Chairman), Boot, Eason and Sievert. The Committee meets as often as necessary to perform its duties and responsibilities, which include establishing and overseeing our general compensation policies, reviewing and approving the performance and compensation of the CEO, other named executive officers and members of our senior management. A more detailed description of the role and responsibilities of the Compensation Committee is set forth in a written charter adopted by the Board of Directors, which is available on our website (www.rgare.com). Information on our website does not constitute part of this Proxy Statement. The Board of Directors has determined, in its judgment, that all of the Committee’s members are independent within the meaning of the NYSE listing standards. For purposes of its independence determination, the Board considered the enhanced independence standards for compensation committees under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 which are required by the SEC for the listing standards of national securities exchanges.
     Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee are not and have never been officers or employees of RGA or any of its subsidiaries. No directors or executive officers of our Company serve on the compensation committee of another company of which a member of our Compensation Committee is an officer.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee met four times in 2010. Since January 1, 2010, the Committee consisted of Messrs. Henderson (Chairman), Eason, Greenbaum and Sievert. This Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of our Corporate Governance Guidelines. In addition, the Committee identifies individuals qualified to become members of the Board, consistent with the criteria established by the Board; develops and reviews background information on candidates for the Board; and makes recommendations to the Board regarding such candidates. The Committee also will prepare and supervise the Board’s annual review of director independence and the performance of self-evaluations to be conducted by the Board and Committees. The Committee also oversees the succession planning process for our CEO, which includes reviewing development plans for potential successors, evaluating potential internal and external successors, and development and periodic review of the Company’s plans for CEO succession in various circumstances. A more detailed description of the role and responsibilities of the Nominating and Corporate Governance Committee is set forth in a written charter adopted by the Board of Directors, which is available on our website (www.rgare.com). The Board of Directors has determined, in its judgment, that all of the Committee’s members are independent within the meaning of the NYSE listing standards. Shareholders wishing to propose nominees to the Committee for consideration should notify in writing our Secretary in accordance with the process described in “Additional Information — Shareholder Nominations and Proposals.” The Secretary will inform the members of the Committee of such nominees.
Finance, Investment and Risk Management Committee
     The Finance, Investment and Risk Management Committee met four times in 2010. Since January 1, 2010, the Committee consisted of Messrs. Greenbaum (Chairman), Bartlett, Henderson, Woodring and Ms. Lomax. This Committee is responsible for assisting the Board in connection with its oversight responsibilities for the Company’s risk, investment and finance policies, programs, procedures and strategies. In addition, the Committee reviews, monitors, and when appropriate, approves the Company’s programs, policies and strategies relating to financial and investment risks and overall enterprise risk management. A more detailed description of the role and responsibilities of the Finance, Investment and Risk Management Committee is set forth in a written charter adopted by the Board of Directors, which is available on our website (www.rgare.com).
Compensation Discussion and Analysis
     Our Board of Directors has delegated to the Compensation Committee (the “Committee”) the authority to establish and oversee our general compensation policies, review the performance and approve the compensation of our CEO, other named executive officers and members of our senior management. The Committee also produces this annual report on executive compensation for inclusion in our Proxy Statement (the “CD&A”). In 2010, the Compensation Committee consisted of Messrs. Danahy (Chairman), Eason, Boot and Sievert. The Board of Directors has determined that for fiscal year 2010, Messrs. Woodring, Lay, Schuster, Watson, Nitsou and Neemeh are the “named executive officers” or “NEOs” to be included in this proxy statement.
Executive Summary
Company 2010 Performance
     We believe that our compensation philosophy and objectives have resulted in decisions on executive compensation that have appropriately incented the achievement of our business performance targets, goals and objectives. Despite recent challenging economic conditions, our compensation decisions have benefited our shareholders and are expected to drive long-term shareholder value. Summarized below are some key highlights of our financial performance for fiscal 2010:
•	Our net premiums increased $934.5 million, or 16 percent, compared to fiscal 2009.

•	Our net income for fiscal 2010 increased 41 percent to $574.4 million, or $7.69 per diluted share.

•	Our annualized operating return on equity was 13 percent for fiscal 2010, the fifth consecutive year in which we have reported a return of at least 13 percent.

•	Our book value per share increased 30 percent for fiscal 2010, reflecting strong net income and improved market conditions.

•	Our closing stock price on December 31, 2010 increased 13% over the prior year-end closing price.
Compensation Program for 2010 Reflects Best Practices
     We have designed our compensation program to drive performance towards achievement of our short-term and long-term goals and to increase long-term shareholder value, while appropriately balancing risk and reward. We regularly review our program to incorporate best practices, such as the following:
•	Our executive compensation program is generally aligned with the market median in order to retain our current talent and attract new talent.

•	We do not have any employment or severance agreements for executive officers.

•	We have limited benefits upon change in control or termination of employment (only accelerated vesting of existing equity awards).

•	We have a pay for performance executive compensation structure that provides a mix of short, intermediate and long-term performance incentives, with emphasis on long-term performance and shareholder value.

•	We offer an appropriate combination of cash and equity incentives for executives.

•	We do not have any tax gross-ups for severance payments.

•	We do not have golden parachutes.

•	We do not pay preferential or above market returns on executive deferred compensation.

•	We have executive stock ownership retention guidelines.

•	We do not offer our executives personal-benefit perquisites, such as aircraft, cars, or apartments, and we do not reimburse for personal-benefit perquisites such as club dues or other social memberships.

•	Our compensation consultant is retained by Compensation Committee and is independent of management and company.

•	Our Compensation Committee retains discretion to modify, reduce or eliminate any cash incentive award.
Compensation Philosophy and Objectives
     We design our compensation philosophy and objectives to:
•	provide competitive total compensation opportunities that will attract, retain and motivate high-performing executives;

•	align the compensation plans to our business strategies;

•	reinforce our pay for performance culture by making a significant portion of compensation variable and based on company and business unit performance; and

•	align the long-term financial interests of our executives with that of our shareholders through equity-based incentives and by building executive ownership in the Company.
     We use financial performance measures that focus on revenues, operating earnings per share and return on equity. Our cash bonus and equity incentive awards are weighted to emphasize operating earnings and return on equity. This approach aligns our compensation plans to our business strategies, reinforces our pay-for-performance culture by using variable compensation based on performance, and aligns the long-term financial interests of our executives with the interests of our shareholders through equity incentives.
     Operating earnings is our net income from continuing operations less realized capital gains and losses and certain other non-operating items. We use operating earnings, which is a non-GAAP financial measure, as a basis for analyzing and reporting financial results and as a basis for establishing target levels and awards under our incentive compensation plans. Management believes that operating earnings, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company’s continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the company’s underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company’s ongoing operations.

Elements of Compensation
     Our compensation program consists of base salary, Management Incentive Plan (“MIP”) awards, performance contingent stock (“PCS”), stock options/stock appreciation rights (“SARs”), and retirement and pension benefits. Our base salaries are designed to provide part of a competitive total compensation package that will attract, retain and motivate high-performing executives. The MIP is designed to reinforce our pay-for-performance culture and align incentive compensation with our short-term business strategies by making all or a significant portion of an executive’s compensation variable and based on Company, business unit and/or individual performance. Our PCS and stock options/SARs are designed to reinforce our pay-for-performance culture, align the long-term financial interests of our executives and shareholders, align compensation with our intermediate and long-term business strategies, and provide a significant equity component based on long-term shareholder value creation as part of the total compensation package. Finally, our retirement and pension benefits are designed to provide another part of a competitive total compensation package that permits us to attract and retain key members of our management team.
Compensation Consultant
     In forming its recommendations on our overall compensation program, the Committee has, from time to time, engaged an independent consulting firm to provide advice about competitive compensation practices and determine how our executive compensation compares to that of other comparable companies, including selected publicly held insurance and reinsurance companies. Following a selection and interview process, in January 2007 the Committee directly engaged Hewitt Associates to advise and assist us with decisions relating to our executive compensation program, including providing advice regarding incentive plan design, annual comprehensive competitive market studies, competitive compensation data for directors, technical advice on disclosure requirements relating to executive compensation, and to apprise the Committee of compensation best practices. Hewitt Associates’ initial work consisted of a review of the elements and structure of our total compensation program, analyzing the performance measures used for the MIP and PCS, reviewing executive retirement plans and evaluating alternative peer groups.
     The initial results of Hewitt Associates’ compensation analysis were discussed in January 2008. The Hewitt compensation analysis served as the basis for decisions we made to establish 2008 and 2009 executive compensation, which are disclosed and discussed in this CD&A. In 2009 Hewitt Associates completed a second analysis of our executive compensation program that assessed the competitiveness of executive pay levels, RGA pay design elements, perquisites and ownership guidelines. Hewitt’s 2009 analysis and recommendations were used to assist the Committee with its 2010 executive compensation decisions. In addition, Towers Watson was engaged by management in November 2009 to conduct a competitive market assessment of total direct compensation levels for the 46 positions in the top executive group.
     In March 2010, Steven Hall & Partners (“SHP”) was engaged to serve as independent advisor to the Compensation Committee. SHP has been working on recommendations for consideration by our Compensation Committee regarding our 2011 compensation program.
Management Participation and Involvement in Compensation Decisions
     Pursuant to the Compensation Committee charter, the Committee reviews and approves the compensation of our CEO, other named executive officers and senior management. Management plays a significant role in the compensation-setting process for the named executive officers (other than the CEO), senior management and all other employees. The most significant aspects of management’s role are:
•	evaluating employee performance;

•	recommending business performance targets, goals and objectives; and

•	recommending salary levels, cash bonus and equity incentive awards.

     Our chief executive officer works with the Committee chair to establish the agenda for Committee meetings. Management also prepares relevant information and reports for each Compensation Committee meeting. Our chief executive officer also participates in Committee meetings at the Committee’s request to provide:
•	background information regarding our strategic objectives;

•	his evaluation of the performance of the executive officers; and

•	compensation recommendations as to executive officers (other than himself).
     Our executive officers and other members of management are also available to Hewitt Associates, SHP or any other compensation consultant to provide information regarding position descriptions, compensation history and other information as requested, and to review draft results provided by the Committee’s compensation consultant.
Benchmarking of Compensation
     In 2009, Hewitt Associates performed an analysis of all elements of our executive compensation program and total direct compensation for RGA’s top six named executive officers. The analysis studied national compensation surveys of executive compensation practices and included publicly available information relating to a peer group of 15 publicly traded insurance companies. Also in 2009, Towers Watson was engaged by management to conduct a competitive market assessment of total direct compensation levels for the top executive positions at the Senior Vice President level and above, which at that time included 46 positions. The analysis of the 46 top executive positions was based on survey data from Towers Watson’s 2009 Financial Services Executive Compensation Survey and on local market data from the applicable international location for positions outside of the U.S. Market data provided for each RGA executive was a composite of market data representative of the executive’s scope of responsibility (in terms of assets and revenues) as well as the specific roles of their position at RGA. The analysis also considered company size in terms of premiums, revenues, assets and other similar measures.
     Hewitt’s study of our peers focused on publicly-available information, and thus focused on pay levels for each peer company’s top five executives. When available, position-specific comparisons were made. Pay levels for our top six executives were also compared to peers based on highest-paid ranking, using total cash compensation. In addition, position-specific comparisons were also made to the Towers Watson data.
The peer companies studied in 2009 included:
•	ALFAC Inc.

•	American Financial Group Inc.

•	Assurant Inc.

•	Genworth Financial Inc.

•	Principal Financial Group Inc.

•	Sun Life Financial Inc.

•	Unitrin Inc.

•	Conseco Inc.

•	Everest Re Group Ltd.

•	Partnerre LTD

•	Phoenix Companies Inc.

•	Protective Life Corp.

•	Stancorp Financial Group Inc.

•	Torchmark Corp

•	Unum Group

     Several of the peer companies from our prior compensation review in 2007 (the last 8 listed above) were included in the 2009 review to provide continuity of data between 2009 and earlier compensation studies.
     The Committee defined the peer group based on various metrics, including industry and size. The Committee determined that the peer companies should consist of publicly-traded reinsurers (life and property-casualty) and financial services companies, including direct competitors, which were approximately 0.5 to 2.5 times our size (based on revenues, assets, and other similar measures). We expect to update the peer company list periodically in order to maintain an appropriate list of companies for pay comparisons as a result of mergers and acquisitions, divestitures, growth in our size and the size of those companies in the peer group, and other changes.
     We used the analyses of Hewitt Associates and Towers Watson as the reference point for our compensation determinations in 2010 relating to base salary, total cash compensation, long-term incentives and total direct compensation. We considered individual performance, internal pay equity among positions and levels, and the relative importance of positions. We also considered our financial performance as demonstrated by revenue and earnings per share and various other factors that differentiate us from our peers. When we considered the change in 2010 to add the relative ROE metric for the PCS grants, we used a review by Hewitt Associates of our overall performance and future growth targets, as compared to our peers. We believe that the compensation strategy we established aligns our compensation with the market median and should allow us to retain our current talent and attract new talent.
     For 2010, the Committee determined a total compensation package for each of the six executives identified in the Summary Compensation Table (whom we refer to as our “named executive officers”) that includes base salary, MIP award, equity awards, and pension benefits. In determining the targeted overall compensation for our chief executive officer and our other named executive officers, we considered not only the factors described above, but also our performance over the previous two years.
     For each individual named executive officer position benchmarked, we target compensation to be within a range of plus or minus 20% of the median of the peer companies’ pay for each element of compensation. The elements of compensation we targeted consist of base salary, total cash compensation (base salary + annual incentives), long-term incentive awards (equity grants) and total direct compensation as reported by companies in the peer group (base salary + annual incentives + long-term incentive awards). The review provided by Hewitt Associates in 2009 indicated that across the named executive officer positions, in aggregate our 2009 salaries were at 89% of the peer group medians; our target total cash compensation was at 80% of the median; our target long-term incentive award levels were slightly above the peer group median (4%); and our aggregate total direct target compensation was at 85% of the peer group median.
Company Compensation Policies
Base Salaries
     In determining the base salaries of our named executive officers, the Committee considers our compensation compared to that of the relevant market, as determined by a review of published surveys and compensation data of the peer companies. The Committee also considers recommendations submitted to it by our chief executive officer for the other NEOs, and he provides the Committee with details as to executive performance as compared to Company performance and each executive’s individual and divisional results.
     2010 Salaries. In February 2010, based on our compensation strategy, our goals for and analysis of targeted overall compensation, and Company performance during the previous two years, we increased the 2010 base salary for Greig Woodring, our chief executive officer, by approximately 5.6% to $925,000. This amount reflects a level that we concluded was appropriate based on our review of his performance and leadership, and our consideration of factors relating to motivation and retention. Based upon quantitative results and the recommendations of our chief executive officer and our subjective evaluation of individual performance, we approved the following base salary increases for 2010 for the other named executive officers: Jack Lay, Senior Executive Vice President and Chief Financial Officer - $519,120; Paul Schuster,

Senior Executive Vice President, Global Financial, Group and Health - $482,040; Graham Watson, Senior Executive Vice President and Head of Global Mortality Products - $577,830; Paul Nitsou, Executive Vice President, Global Major Accounts — $479,500 and Alain Neemeh, President and CEO, RGA Canada — $364,246 (CAD $412,145).
     2011 Salaries. In February 2011, we established base salaries for 2011 for the named executive officers, as follows: Greig Woodring, President and Chief Executive Officer — $962,000; Jack Lay, Senior Executive Vice President and Chief Financial Officer — $545,000; Paul Schuster, Senior Executive Vice President, Global Financial, Group and Health — $505,000; Graham Watson, Senior Executive Vice President and Head of Global Mortality Products — $600,000; Paul Nitsou, Executive Vice President, Global Major Accounts — $493,885 and Alain Neemeh, President and CEO, RGA Canada, — $417,100 (CAD $431,928).
Annual Management Incentives
     Our management and professional level associates are eligible to participate in our MIP, which provides annual cash incentive compensation based on one or more of the following factors: our overall performance, the performance of the participant’s division or business unit, and individual performance during the previous year. Under the MIP, participants may receive a cash bonus each year.
     We generally set MIP objectives during February of each year and determine results and awards the following February. MIP objectives are not tied to our peer group and are instead tied solely to our financial performance objectives. Our results in 2010 were measured 75% on annual operating earnings (net income from continuing operations less realized capital gains and losses and certain other non-operating items) per share and 25% on annual consolidated revenues. Divisional results are based on each division’s revenues and operating earnings. Individual performance results are measured by progress on major projects, productivity, client development, personal development or similar-type goals in which the employee played a major role. While we intend to tie individual performance to clearly articulated and objective measures, it is necessary, and at times prudent, for management to use a certain degree of discretion in evaluating individual results. Based on these criteria, the Committee approves a schedule of participants, which includes individual incentive allocations, a minimum performance level that must be met before any payment to the individual can be made, as well as a target and a maximum. In addition, overall Company performance must meet certain minimum levels, which we refer to as the “trigger,” as determined in advance by the Committee, before any awards (including any portion of an award based solely on individual performance) are made under the MIP. Awards are based on a specified percentage of salary, which varies for each participant.
     The MIP award is designed to serve as a short-term incentive. Targets reflect our annual goals for operating earnings per share and revenue growth. The allocation of MIP awards between individual, divisional and company-wide performance varies for each participant based on his or her job responsibilities. In general, allocations for divisional and individual performance are weighted more heavily for employees with less company-wide responsibility, and allocations for company-wide performance are weighted more heavily for executives with more company-wide responsibility. The MIP allocations for Messrs. Woodring, Lay, Schuster and Watson are based solely on overall company results with no specific allocation for divisional or individual performance; accordingly, divisional and individual performance do not affect the size or payout of individual awards to these named executive officers. The MIP allocations for Messrs. Nitsou and Neemeh are evenly split between overall Company results and their respective divisions’ performance.
     We consider divisional and individual performance when evaluating total compensation and may, from time to time, establish a specific MIP allocation for a particular business objective or project. The types of individual performance that may be taken into consideration include contributions toward revenue growth, earnings per share, return on equity capital, expense management, or product or client development, as well as, in certain cases, intangible items such as progress toward achievement of strategic goals, leadership capabilities, development of staff, or progress on major projects in which the officer played a key role.
     The Company has not yet adopted any policies (e.g. “claw-back”) regarding the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated

or otherwise adjusted in a manner that would reduce the size of an award or payment. However, we expect to implement a claw-back policy in fiscal 2011 in accordance with the requirements of the Dodd-Frank Act and the regulations that will be issued by the SEC under that Act.
     2010 MIP Awards. In February 2010, the Compensation Committee approved the performance goals and business criteria for the named executive officers under the MIP for 2010, including the minimum, target and maximum bonus opportunities, as a percentage of base salary. Overall Company performance must meet certain minimum level, as determined in advance by the Committee, before any awards are made. The target-level performance goals we established were meant to require substantial efforts by our management team toward our strategic goals, but at the same time they are intended to be within reach if such efforts are made, and also provide significant rewards for extraordinary achievement. We believe that goals that are viewed as too difficult to attain would not have the effect of providing appropriate incentive.

						Applicable
					Actual	Percentage
Performance Measure	Weight	Minimum	Target	Maximum	Result	Achieved
Revenues (dollars in millions)	25%	$7,432	$7,907	$8,381	$8,261	175%
Operating Earnings Per Share	75%	$6.30	$6.60	$6.90	$6.75	150%
Weighted Average						156%
     In February 2011, the Committee approved the MIP awards for our named executive officers for 2010 performance. The Committee determined that our operating earnings in fiscal 2010 exceeded the amount for target bonus awards but did not reach the amount for maximum bonus awards. Revenue growth also exceeded the target amount but did not reach the amount for maximum bonus awards. For Messrs. Woodring, Lay, Schuster and Watson, who have MIP allocations based solely on overall company results, the weighted average of the two MIP measures for 2010 performance was 156%. For Mr. Neemeh, who has a MIP allocation based evenly on results for the Company and RGA Canada, the weighted average for his two MIP measures for 2010 performance was 165.2%. For Mr. Nitsou, who has a MIP allocation based evenly on results for the Company and RGA International, the weighted average for his two MIP measures for 2010 performance was 153.5%. The average MIP award for 2010 performance as a percentage of salary for our named executive officers was approximately 151.6%.
     The following table describes the minimum, target and maximum bonus opportunities for the named executive officers, as a percentage of base salary, as approved by the Committee in February 2010, and the actual MIP payments for 2010 performance, as approved by the Committee in February 2011:

				Actual MIP
	2010 Bonus at	2010 Bonus at	2010 Bonus at	Payment for
Name	Minimum	Target	Maximum	2010
Greig Woodring	55%	110%	220%	$1,400,000
Jack Lay	40%	80%	160%	$648,703
Paul Schuster	40%	80%	160%	$602,367
Graham Watson	40%	80%	160%	$650,000
Paul Nitsou	35%	70%	140%	$554,479
Alain Neemeh	35%	70%	140%	$427,647

     2011 MIP Program and Opportunities. In February 2011, the Compensation Committee approved the performance measures and bonus opportunities for the 2011 MIP, as described in the table below. The design of our fiscal year 2011 annual incentive plan, including the performance period and the incentive opportunities, is substantially the same as for our fiscal year 2010 annual incentive plan. Financial goals were set in the same manner and with the same weightings as described for fiscal year 2010. The 2011 MIP objectives for Messrs. Woodring, Lay, Schuster and Watson are tied solely to overall company performance, measured 75% on annual operating earnings per share and 25% on annual consolidated revenues, with awards based on a specified percentage of salary. The MIP allocations for Messrs. Nitsou and Neemeh are evenly split between overall company performance and their respective divisions’ performance. The targets we established are meant to require substantial efforts by our management toward our strategic goals, but at the same time they are intended to be within reach if such efforts are made, and also provide significant rewards for extraordinary achievement. We believe that goals that are viewed as too difficult to attain would not have the effect of providing appropriate incentive. In addition, overall Company performance must meet certain minimum level, as determined in advance by the Committee, before any awards are made.

	2011 Bonus at		2011 Bonus at
Name	Minimum	2011 Bonus at Target	Maximum
Greig Woodring	55%	110%	220%

Jack Lay	40%	80%	160%

Paul Schuster	40%	80%	160%

Graham Watson	40%	80%	160%

Paul Nitsou	35%	70%	140%

Alain Neemeh	35%	70%	140%
Intermediate and Long-Term Incentives
     Our Flexible Stock Plan, which was established in 1993, provides for the award of various types of long-term equity incentives, including stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards, to officers at the vice president level and above who have the ability to favorably affect our business and financial performance. The value of each annual equity incentive grant is evenly split between grants of stock options (which changed to SARs in 2011) and performance contingent stock (“PCS”). We believe this allocation allows us to reward the achievement of intermediate and long-term goals equally, and was based both on comparisons to the market and our desire to achieve an appropriate balance between the overall risk and reward for incentive opportunities.
     The PCS grants are designed to allow us to reward the achievement of specific intermediate-term corporate financial performance goals with equity that is earned on the basis of performance. The stock options and SARs are designed to focus attention on accomplishment of long-term goals that influence the creation of long-term shareholder value rather than focus on specific performance criteria. We implemented the PCS program because we believe it is consistent with our pay-for-performance compensation philosophy and focuses on financial performance. We continue to evaluate the appropriate mix of long-term pay elements (i.e., stock options/SARs vs. PCS) in comparison to the market and to best support our strategy. We believe that stock options and SARs provide the most appropriate vehicle for providing long-term value to management because of the tie to long-term shareholder value, while the PCS grants require management to focus on intermediate-term growth and return on equity.
     As discussed above under “Benchmarking of Compensation,” the Committee determines a total compensation package for our named executive officers based on an analysis of competitive market conditions and overall company performance. Accordingly, the Committee does not consider individual performance to a material extent in determining the size of PCS and stock option awards, however, the named executive officers are expected to maintain an acceptable level of performance to retain award eligibility.

Performance Contingent Stock Program
     Our PCS grants are part of a performance-driven incentive program implemented in January 2004 under our Flexible Stock Plan. We believe this program focuses management on our strategic and intermediate-term financial and operating goals. Incentive awards are intended to reflect management’s involvement in our performance and to encourage their continued contribution to our future. We view incentive awards as an important means of aligning the economic interests of management and shareholders.
     The purpose of the PCS grants is to reward participants with equity if we achieve the rate of revenue growth and earnings per share (operating return on average equity starting in 2008, and in 2010 also including relative return on average equity) that is approved each year by the Compensation Committee when it considers annual grants. The PCS grants are ongoing and each year, a new three-year cycle begins, giving us the opportunity to update performance measures as appropriate. The three-year performance and reward period shifts attention toward intermediate and longer-term sustained results.
     The PCS units are granted at the beginning of the performance period at target. The Compensation Committee also sets award levels with a minimum level of Company performance that must be met before any payment to the individual can be made (referred to as the “trigger”), as well as a target and a maximum. If we do not meet minimum performance goals, the awards will not be made, and if we exceed those performance goals, the award can be as much as 200% of the targeted award opportunity. PCS grants are not treated as outstanding shares until the performance goals are met and awards are made, as determined and approved by the Compensation Committee. Awards are made in units of fully vested, unrestricted common stock. The awards are also contingent upon the participant’s employment status with us at the end of the three-year performance period.
     When we establish the targets for a particular performance period, we may adjust those targets up or down so they are set at amounts or ranges that are generally consistent with our publicly disclosed intermediate-term growth rate goals.
     The grants are made pursuant to the terms of the Flexible Stock Plan and award agreements. Upon retirement of a holder of a PCS grant, provided that the holder has attained age 55 and a combination of age and service that equals at least 65, the units will be pro-rated based on the number of months of the holder’s participation during the three-year performance period and the number of shares earned.
     2008-2010 PCS Results. In February 2008, we reviewed the PCS measures and determined that operating return on average equity (operating earnings divided by average adjusted equity) (“ROE”) should replace growth in operating earnings per share as a measure for the 2008 PCS grants. The performance period for the 2008 PCS grant began on January 1, 2008 and ended on December 31, 2010. The ROE measure includes capital efficiency and is primarily a profit metric (i.e., not combined with growth elements). We established the target and range for revenue and return on equity for the period beginning in 2008 at levels that were consistent with our intermediate-term goals for those measures. As a result, we believe that achievement of the target revenue growth and return on equity will require a high level of financial and operating performance. We believe the goals and ranges we established for the grants of PCS are challenging but achievable.
     In January 2011, we reviewed the results for the 2008-2010 performance period and determined that our cumulative revenue in fiscal 2010 exceeded the amount for threshold bonus awards but did not reach the amount for target bonus awards. ROE exceeded the target amount but did not reach the amount for maximum bonus awards. The weighted average of the two measures for the period was 96.4% of target, and we approved payouts on that basis. Actual results are interpolated to determine the performance level achieved among the threshold, target and maximum goals established by the Compensation Committee. The following table describes the growth goals established in February 2008 and actual results determined in January 2011:

						Applicable
Performance Measure	Weight	Threshold	Target	Maximum	Actual	Percentage Achieved
Revenue Growth	33%	9%	13%	19%	10.5%	68.5%
ROE (3 Year)	67%	11%	13%	17%	13.4%	110.3%
Weighted Average						96.4%
     See “Option Exercises and Stock Vested During Fiscal 2010” for a description of the share amount and value of the PCS awards we approved for the 2008 PCS grants.
     2010-2012 PCS Awards. In February 2010, we established the targets and ranges for the 2010 PCS grants. The performance period for the 2010 PCS grant began on January 1, 2010 and will end on December 31, 2012. We continued the use of revenue growth for the revenue component in the 2010 PCS grants but split the remaining 67% allocation equally between the existing ROE measure and a new measure for relative return on average equity (“Relative ROE”) performance against an established peer group.
     We established the targets and ranges for revenue growth, ROE and Relative ROE for the period beginning in 2010 at levels that are consistent with our intermediate-term goals for those measures. As a result, we believe that achievement of the targets will require a high level of financial and operating performance.

Performance Measure	Weight	Threshold	Target	Maximum
Revenue Growth	33%	9%	11%	13%
ROE (3 Year)	33.5%	11%	13%	15%
Relative ROE (3Year)	33.5%	18th Percentile	51st Percentile	84th Percentile
     See “Grants of Plan-Based Awards in 2010” for a description of the 2010 PCS grants.
     2011-2013 PCS Awards. In February 2011, we established the targets and ranges for the 2011 PCS grants. The performance period for the 2011 PCS grant began on January 1, 2011 and will end on December 31, 2013. We established the targets and ranges for revenue growth, ROE and Relative ROE for the period beginning in 2011 at levels that are consistent with our intermediate-term goals for those measures. As a result, we believe that achievement of the targets will require a high level of financial and operating performance.
     We approved the 2011 PCS grants for the named executive officers, as follows (number of shares represents the target award): Greig Woodring, Chief Executive Officer — 15,065 shares; Jack Lay, Senior Executive Vice President and Chief Financial Officer — 5,524 shares; Paul Schuster, Senior Executive Vice President, Global Financial, Group and Health — 5,524 shares; Graham Watson, Senior Executive Vice President and Head of Global Mortality Products — 6,930 shares; Paul Nitsou, Executive Vice President, Global Major Accounts — 4,134 shares; and Alain Neemeh, President and CEO, RGA Canada — 3,683 shares.
Stock Options and SARs
     Stock options are granted annually, and the number of options granted is based on position level. Stock options are granted as part of a total compensation package for our management. The Committee considers compensation data of the peer group in determining the amount of options granted to our named executive officers and considers market data from published surveys in determining the amount of options granted to other employees.

     The vesting schedule for grants of stock options is five years, no portion of which vests in the first year, and 25% of which vests at the end of each of the four remaining years. Upon retirement of a holder of stock options pursuant to this plan, provided that the holder has attained age 55 and a combination of age and service that equals at least 65, the options continue to vest in accordance with the vesting schedule.
     Starting in 2006, our Compensation Committee made the annual stock option grants at its February meeting. The options were granted with an exercise price equal to the fair market value on the grant date, which was the date of the Committee meeting. The fair market value of a share of our common stock on a particular date is the closing price of the shares on the NYSE on the given date. The stock options expire 10 years after grant.
     In February 2011, we decided to change the form of our long-term equity incentive award from stock options to stock appreciation rights (“SARs”). The terms and conditions of the SARs grants are substantially similar to our former stock option grants. The SARs awards also use a strike price that is set at the closing price on the day of the award (the date of the February Committee meeting) and also expire 10 years after grant. We decided to change the SARs vesting schedule to four years (25% of which vests at the end of each of the first four years).
          2010 Option Grant. In February 2010, we approved the 2010 stock option grants for our named executive officers. We made these grants because we believe that stock options provide the most appropriate vehicle for providing long-term value to management because of the tie to long-term shareholder value. The options have a strike price of $47.10, which is the closing price of our stock on February 19, 2010, the date the grants were approved. The vesting schedule, expiration and other terms are described above under “Stock Options and SARs.” The grants were made pursuant to the terms of the Flexible Stock Plan and award agreements. See “Grants of Plan-Based Awards in 2010” for a description of the 2010 option grants.
          2011 SARs Grant. In February 2011, we approved the 2011 SARs awards for the named executive officers, as follows: Greig Woodring, Chief Executive Officer — 34,061 shares; Jack Lay, Senior Executive Vice President and Chief Financial Officer — 12,489 shares; Paul Schuster, Senior Executive Vice President, Global Financial, Group and Health — 12,489 shares; Graham Watson, Senior Executive Vice President and Head of Global Mortality Products — 15,668 shares; Paul Nitsou, Executive Vice President, Global Major Accounts — 9,346 shares; and Alain Neemeh, President and CEO, RGA Canada — 8,326 shares. The vesting schedule for the SARs grant is four years (vesting 25% at the end of each of the four years). We made these grants because we believe that SARs provide the most appropriate vehicle for providing long-term value to management because of the tie to long-term shareholder value. The SARs have a strike price of $59.74, which was the closing price of our stock on February 22, 2011, the date the grants were approved. The grants were made pursuant to the terms of the Flexible Stock Plan and award agreements.
Executive Stock Ownership Guidelines
     In order to further align the interests of our management and our shareholders, our executive stock ownership guidelines provide that our senior executives should seek to hold a market value of our shares, which in 2010 was based on a multiple of the executive’s base salary, as follows: Chief Executive Officer (four times), Senior Executive Vice Presidents and Executive Vice Presidents (three times), and Senior Vice Presidents (two times). The market value of shares includes only those shares of common stock that are directly or beneficially owned by the executive. Executives who are subject to the guidelines must retain the net shares (net of applicable taxes and, for options, the exercise cost) from any stock option exercise or award of PCS until they satisfy their respective stock ownership requirement.
     As of December 31, 2010, all six named executive officers met the stock ownership requirements through holdings of shares of our common stock.
     In February 2011, the Board of Directors revised our executive stock ownership guidelines to require our senior executives to hold a specified number of shares of Company stock, which is based on a multiple of the executive’s base salary, as follows: our Chief Executive Officer (77,000 shares), Senior Executive Vice Presidents (35,000 shares), Executive Vice Presidents (21,000 shares), and Senior Vice Presidents (5,000-11,000 shares). The number of shares includes only those shares of common stock that are directly or beneficially owned by the executive.
Timing of Regular Equity Grants
     We typically release earnings for the fourth quarter in late January of the following year. The Compensation Committee meets in mid-February of each year to approve regular grants of stock options/SARs and PCS awards. Equity grants are effective on and have a grant date of the same day as the Committee meeting, and the exercise price for grants of stock options and SARs is the closing price of our common stock on the NYSE on the day of the Committee meeting in February. This timing and process is designed to ensure that our fourth-quarter earnings information is fully disseminated to the market by the time the stock option grants and related exercise price are determined. The PCS awards are measured by financial performance over a three-year period and the market price of our common stock is not a factor in those calculations or measures. Prior to 2006, we made annual equity incentive grants on the date of the board and committee meetings in late January.
Perquisites
     We compensate our executive officers in the form of cash, equity, equity-based awards and retirement benefits. Accordingly, we do not provide executive officers or their families with personal-benefit perquisites such as planes, cars, or apartments, and we do not reimburse executive officers or any of our employees for personal-benefit perquisites such as club dues or other social memberships. Executive officers and other employees may seek reimbursement for business-related expenses in accordance with our business expense reimbursement policy.
Compensation Recovery
     Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our CEO and CFO. In addition, we expect to implement a claw-back policy in fiscal 2011 in accordance with the requirements of the Dodd-Frank Act and the regulations that will be issued under that Act. We elected to wait until the SEC issues guidance about the proper form of a claw-back policy in order to ensure that we implement a fully compliant policy at one time, rather than implementing a policy that may require amendment after the SEC regulations are released.
Profit Sharing Plan
     All employees of RGA Reinsurance Company who meet the eligibility requirements participate in the profit sharing plan. Effective January 1, 2001, we adopted a safe harbor design for the plan that provides for a match of up to 4% of compensation. All eligible employees are also entitled to receive a profit sharing award ranging from 0% to 6% of compensation depending on whether we meet or exceed our minimum performance level and targets, regardless of their 401(k) participation. A minimum performance level must be met before the profit sharing award can be made. The minimum performance level and targets for each year are established at the beginning of the year. To the extent that the participant’s cash compensation is less than limits set by the IRS ($245,000 for 2010), a participant may elect to defer up to one-half of his profit sharing award to the plan, while the other one-half is automatically contributed to the plan.
     As described above under “Annual Management Incentives,” in fiscal 2010 we exceeded the amount for target bonus awards but did not reach the amount for maximum bonus awards. Revenue growth exceeded the target amount but did not reach the amount for maximum bonus awards. Based on these results, in January 2011, the Board of Directors approved a profit sharing award of 4.75% for 2010.

Retirement Plans
     Some of our employees, including our executive officers in the U.S., participate in the RGA Performance Pension Plan (or the “Pension Plan”), a qualified defined benefit plan. The Pension Plan is a broad-based retirement plan that is intended to provide a source of income during retirement for full-time employees in the U.S. Some of our employees, including certain executive officers, also participate in the RGA Reinsurance Company Augmented Benefit Plan (or the “RGA Augmented Plan”), a non-qualified plan under which eligible employees are entitled to additional retirement benefits not paid under the Pension Plan and the RGA Reinsurance Company Profit Sharing Plan (or the “RGA Profit Sharing Plan”) due to Internal Revenue Code (the “Code”) limits on the amount of benefits that may accrue and be paid under the Pension Plan and the RGA Profit Sharing Plan. The RGA Augmented Plan provides benefits based on an employee’s annual cash compensation and without regard to certain limitations that apply to broad-based, qualified retirement plans, in order for a participant’s retirement income provided under the plans to be based on his or her total eligible cash compensation. The Augmented Plan is generally only available to the associates at the vice president level and above who earn more than the compensation limits under the qualified plans ($245,000 for 2010).
     Additionally, U.S. employees at the vice president level and above are eligible to participate in our Executive Deferred Savings Plan, a non-qualified plan which allows participants to defer income, including bonuses and incentive compensation, and to defer matching contributions without regard to qualified plan limitations. Base pay and regular annual incentive awards, but not long-term compensation, are treated as eligible pay under the terms of our retirement plans. We sponsor tax-qualified pension and savings plans, as well as non-qualified “parity” pension and savings plans providing benefits to employees whose benefits under the tax-qualified plans are limited by the Code. The Committee periodically reviews our retirement benefits to ensure that the benefits are appropriate and cost effective as part of an overall compensation program intended to provide basic economic security for our highly skilled and qualified workforce and at a level consistent with competitive practices.
     Messrs. Woodring, Lay and Schuster participate in the Pension Plan and the RGA Augmented Plan. Messrs. Watson, Nitsou and Neemeh are not eligible to participate in the U.S. pension plans. To provide a similar retirement benefit, Messrs. Watson and Nitsou participate in a supplemental executive retirement plan sponsored by RGA International Corporation, which has the same benefit structure as the related plan for our executives at RGA Canada, our Canadian operating company. Mr. Neemeh participates in a supplemental executive retirement plan sponsored by RGA Canada. For additional details regarding executive participation in our retirement plans, see “Pension Benefits in Fiscal 2010.”
     In the second quarter of 2010, we engaged Towers Watson to perform a review of our retirement plans and post-retirement benefits. Towers Watson is currently working with the Committee to provide recommendations for our 2011 retirement plan decisions.
No Employment and Severance Agreements
     We do not provide employment or severance agreements to any of our named executive officers.
Deductibility of Compensation
     The goal of the Committee is to comply with the requirements of Code Section 162(m), to the extent deemed practicable, with respect to annual and long-term incentive programs to avoid losing the deduction for non-performance-based compensation in excess of $1,000,000 paid to our chief executive officer, chief financial officer and three other most highly-compensated executive officers (other than the CEO and CFO). We generally structure our performance-based compensation plans with the objective that amounts paid under those plans and arrangements are tax deductible, including having the plans approved by our shareholders.

Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for 2010 and our 2011 Proxy Statement. This report is provided by the following independent directors, who comprise the Committee:
John F. Danahy, Chairman
Arnoud W.A. Boot
J. Cliff Eason
Fred J. Sievert
Executive Compensation
Summary Compensation Table
Fiscal Years 2010, 2009 and 2008 Compensation

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred	All
						Plan	Compen-	Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal Position	Year	Salary[1]	Bonus	Awards[2]	Awards[3]	sation[4]	Earnings[5]	sation[6]	Total
A. Greig Woodring	2010	$919,288	—	$850,014	$737,633	$1,405,819	$515,810	$94,005	$4,522,569
President and CEO	2009	$872,558	—	$671,306	$450,642	$924,358	$580,714	$46,609	$3,546,187
	2008	$844,231	—	$650,004	$451,795	$307,150	$787,138	$32,488	$3,072,806

Jack B. Lay	2010	$512,701	—	$320,987	$218,514	$654,522	$213,903	$71,130	$1,991,757
Sr. EVP and CFO	2009	$461,942	—	$311,986	$209,449	$393,788	$119,051	$38,989	$1,535,205
	2008	$446,538	—	$303,010	$210,608	$130,750	$217,882	$50,085	$1,358,873

Paul A. Schuster Sr. EVP — Global Financial, Group and Health	2010	$479,901	—	$320,987	$218,514	$608,186	$202,291	$57,681	$1,887,560
	2009	$461,942	—	$311,986	$209,449	$393,788	$120,925	$35,172	$1,533,262
	2008	$446,538	—	$303,010	$210,608	$130,750	$223,412	$29,591	$1,343,909

Graham Watson	2010	$560,959	—	$369,170	$251,300	$699,769	$503,941	$10,840	$2,395,979
Sr. EVP and Head of	2009	$522,652	—	$358,805	$240,860	$469,126	$260,544	$187,979	$2,039,966
Global Mortality Products	2008	$505,000	—	$392,210	$210,608	$157,892	$137,347	$9,905	$1,412,962

Paul Nitsou	2010	$437,157	—	$215,012	$146,360	$554,479	$343,276	$10,840	$1,707,124
Executive Vice President,	2009	$394,782	—	$210,008	$140,972	$451,344	$341,658	$300,972	$1,839,736
Global Major Accounts	2008	$365,472	—	$204,005	$141,798	$307,542	—	$9,905	$1,028,722

Alain Neemeh	2010	$394,595	—	$215,012	$146,360	$427,647	$303,159	$15,743	$1,502,516
President and CEO —	2009	$336,131	—	$210,008	$140,972	$301,807	$194,605	$11,439	$1,194,962
Canada	2008	$346,732	—	$204,005	$141,798	$242,575	—	$9,905	$945,015

1.	For Messrs. Woodring, Lay and Schuster, this column includes any amounts deferred at the election of the executive officers under the RGA Reinsurance Company Executive Deferred Savings Plan. Messrs. Watson, Nitsou and Neemeh are not U.S. citizens and are not eligible to participate in the deferred savings plan. Mr. Neemeh’s salary is paid in Canadian dollars and is converted to U.S. dollars for presentation purposes in this table.

2.	This column represents the grant date fair value of PCS units granted in such year, using probable outcomes of performance conditions, in accordance with Accounting Standards Codification: 718 — Compensation — Stock Compensation (“ASC 718”). For additional information on the valuation assumptions, refer to note 18 of the RGA financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC. See also “Grants of Plan-Based Awards in 2010” for information on awards made in 2010. These amounts reflect the grant date fair value for these awards, and do not correspond to the actual value that will be recognized by the named executive officers. The amounts in this column would double if the PCS performance measures attain the maximum amount payout level of 200%.

3.	This column represents the grant date fair value of stock options granted in such year, in accordance with ASC 718. For additional information on the valuation assumptions, refer to note 18 of the RGA financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC. See also “Grants of Plan-Based Awards in 2010” for information on options granted in 2010. These amounts reflect the grant date fair value for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

4.	Includes, for all named executive officers, cash incentives earned for performance during each fiscal year and paid in March of the following year (including any incentives deferred at the election of the executive officers) under the cash incentive portion of the MIP, which we describe in the “Compensation Discussion and Analysis.” The cash incentive payments for 2010 performance were $1,400,000 for Mr. Woodring, $648,703 for Mr. Lay, $602,367 for Mr. Schuster, $650,000 for Mr. Watson, $554,479 for Mr. Nitsou and $427,647 for Mr. Neemeh.

The cash incentive payments for 2009 performance were $920,377 for Mr. Woodring, $389,807 for Mr. Lay, $389,807 for Mr. Schuster, $441,781 for Mr. Watson, $379,336 for Mr. Nitsou and $301,851 for Mr. Neemeh.

The cash incentive payments for 2008 performance were $306,000 for Mr. Woodring, $129,600 for Mr. Lay, $129,600 for Mr. Schuster, $146,880 for Mr. Watson, $264,818 for Mr. Nitsou and $242,575 for Mr. Neemeh. Also includes for Mr. Nitsou a retention bonus of $35,700.

Also includes amounts paid in cash or deferred at the officer’s election each year under the RGA Profit Sharing Plan for Messrs. Woodring, Lay, and Schuster, which totaled $5,819 for 2010, $3,981 for 2009, and $1,150 for 2008. Also includes $49,769 paid to Mr. Watson in 2010, $27,345 in 2009, and $11,012 in 2008, and $31,669 paid to Mr. Nitsou in 2009, and $7,024 in 2008, in lieu of awards under the RGA Profit Sharing Plan, in which they are not eligible to participate. Also, the 2009 amount for Mr. Nitsou includes a retention bonus of $40,339.

5.	This column represents the sum of the change in pension value in each fiscal year for each of the named executive officers. We do not pay above-market or preferential earnings on any account balances; therefore, this column does not reflect any amounts relating to nonqualified deferred compensation earnings. See the Pension Benefits and Nonqualified Deferred Compensation tables for additional information. The changes in the pension values for Messrs. Watson, Nitsou and Neemeh were primarily because of a change in the applicable interest and exchange rate. In 2008, the changes were negative for Mr. Nitsou ($146,584) and Mr. Neemeh ($226,744). The amounts for Messrs. Watson, Nitsou and Neemeh represent the amount in Canadian dollars as converted to U.S. dollars using an annualized currency exchange rate of 0.965671.

6.	Amount includes contributions for Messrs. Woodring, Lay and Schuster by RGA Reinsurance Company to the officers’ accounts in qualified and non-qualified plans for the 2010 plan year. Amounts for Messrs. Watson and Nitsou represent contributions made to their accounts for the 2010 plan year by RGA International under its retirement plan, and one-time payments made in 2009, in connection with a change in company policy for accrued vacation of $177,656 for Mr. Watson and $290,649 for Mr. Nitsou. Amount for Mr. Neemeh represents contributions made to his account for the 2010 plan year by RGA Canada under its retirement plan. The amounts for Messrs. Watson, Nitsou and Neemeh represent the amount of Canadian dollars paid converted to U.S. dollars using an annualized currency exchange rate of 0.965671.
Grants of Plan-Based Awards in 2010
     This table provides the following information about equity and non-equity awards granted to the named executive officers in 2010: (1) the grant date; (2) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the MIP award granted in 2010 for the 2010 performance period; (3) estimated future payouts under equity incentive plan awards, which consist of potential payouts under the PCS grants in 2010 for the 2010-2012 performance period; (4) all other option awards, which consist of the number of shares underlying stock options granted to the named executive officers in 2010; (5) the exercise price of the stock options granted, which reflects the closing price of RGA stock on the date of grant, and (6) the grant date fair value of each equity grant calculated under ASC 718.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
								Number of	Number of	or Base	Fair Value
		Estimated Future Payments			Estimated Future Payments			Shares	Securities	Price of	of Stock
	Grant		Under Non-Equity		Under Equity Incentive Plan			of Stock	Underlying	Option	and Option
Name	Date	Incentive Plan Awards[1]			Awards (Number of Shares)[2]			or Units	Options[3]	Awards[4]	Awards[5]
		Threshold	Target	Maximum	Threshold	Target	Maximum
		$508,750	$1,017,500	$2,035,000	—	—	—	—	—	—	—
Woodring	2/19/2010	—	—	—	9,024	18,047	36,094	—	—	—	$850,014
		—	—	—	—	—	—	—	46,392	$47.10	$737,633

		$207,648	$415,296	$830,592	—	—	—	—	—	—	—
Lay	2/19/2010	—	—	—	3,408	6,815	13,630	—	—	—	$320,987
		—	—	—	—	—	—	—	13,743	$47.10	$218,514

		$192,816	$385,632	$771,264	—	—	—	—	—	—	—
Schuster	2/19/2010	—	—	—	3,408	6,815	13,630	—	—	—	$320,987
		—	—	—	—	—	—	—	13,743	$47.10	$218,514

		$231,132	$462,264	$924,528	—	—	—	—	—	—	—
Watson	2/19/2010	—	—	—	3,919	7,838	15,676	—	—	—	$369,170
		—	—	—	—	—	—	—	15,805	$47.10	$251,300

		$167,825	$335,650	$671,300	—	—	—	—	—	—	—
Nitsou	2/19/2010	—	—	—	2,283	4,565	9,130	—	—	—	$215,012
		—	—	—	—	—	—	—	9,205	$47.10	$146,360

		$139,299	$278,598	$557,196	—	—	—	—	—	—	—
Neemeh	2/19/2010	—	—	—	2,283	4,565	9,130	—	—	—	$215,012
		—	—	—	—	—	—	—	9,205	$47.10	$146,360

1.	These columns reflect the potential value of the payment for 2010 performance under the MIP for each named executive if the threshold, target or maximum goals are satisfied for both performance measures. The potential payments are performance-driven and are therefore completely at risk. The performance measurements, salary and bonus multiples for determining the payments are described in the CD&A. The bonus amount for actual 2010 performance was determined in February 2011 based on the metrics described in the CD&A, and is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

2.	This column reflects the number of PCS units granted in 2010 under our Flexible Stock Plan, which will convert into shares of RGA stock at the end of the three-year performance period if the specified performance levels are achieved. The performance period commenced January 1, 2010 and ends December 31, 2012. If the threshold level of performance is met, the award of shares starts at 50% (target is 100% and maximum is 200%). See discussion of PCS awards in the CD&A.

3.	This column reflects the number of stock options granted in 2010 to the named executive officers. These options vest and become exercisable in four equal annual installments of 25%, beginning on December 31, 2011.

4.	This column reflects the exercise price per share of common stock for the stock options granted, which is the closing price of the common stock on February 19, 2010, the date the Compensation Committee approved the grant.

5.	This column reflects the full grant date fair value of PCS units under ASC 718 and the full grant date fair value of stock options under ASC 718 granted to the named executive officers in 2010. See note 2 of the Summary Compensation Table for a discussion of fair value calculation related to the PCS. For PCS units, fair value is calculated using the closing price of RGA stock on the grant date of $47.10. For stock options, fair value is calculated using the Black-Scholes value on the date of grant of $15.90. For additional information on the valuation assumptions, refer to note 18 of RGA’s financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC. These amounts reflect the grant date fair value, and do not correspond to the actual value that will be recognized by the named executive officers. For example, the PCS units are subject to specified performance objectives over the performance period, with one-third tied to growth in revenue and two-thirds tied to growth in operating return on equity. The grant date fair value is calculated assuming a target payout. In addition, the value of options, if any, realized by the optionee will not be determined until exercise.
Intermediate-Term Incentive Awards
     The Compensation Committee approved grants of target awards of PCS on February 19, 2010. The grants were made pursuant to the terms of the Flexible Stock Plan and a grant agreement. The Compensation Committee has established as performance goals annual operating return on equity and growth in annual consolidated revenues. At the beginning of each three-year performance period, the Compensation Committee grants to each named executive officer a target PCS award that is payable in shares of our common stock. The Compensation Committee also sets performance levels with threshold, target and maximum levels of performance. If we do not meet the threshold performance goals, the PCS awards will not be earned and no common stock will be distributed to participants, and if we exceed those performance goals, the award can be as much as 200% of the targeted award opportunity. Grants of performance-contingent stock are not treated as outstanding shares until the performance goals are met and awards are made, as determined and approved by the Compensation Committee. Awards are made in units of fully vested, unrestricted common stock. The awards are pro-rated for recipients who die, become disabled or retire during the three-year performance period.
Stock Options
     The options become exercisable in 25% increments on each of December 31, 2011, 2012, 2013 and 2014. Vesting will be accelerated upon the officer’s death or disability and upon a change in control of us (as such terms are defined in the Flexible Stock Plan and option agreements). All stock option grants were approved by the Compensation Committee on February 19, 2010.
Employment Agreements
     None of the named executive officers have written employment agreements with us. For additional information see CD&A.
Outstanding Equity Awards at 2010 Fiscal Year-End
     The following table provides information on the 2010 year-end holdings of stock options, restricted stock and PCS by our named executive officers. This table includes unexercised and unvested option awards and unvested PCS grants with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is described in the footnotes following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of RGA stock as of December 31, 2010, the last business day of the year, which was $53.71. The PCS grants are subject to specified performance objectives over the performance period. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the CD&A.

A. Greig Woodring, President and CEO

	Option Awards					Stock Awards
								Equity Incentive Plan
								Awards
									Market or
			Equity						Payout
			Incentive Plan					Number of	Value of
			Awards:			Number	Market	Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
			Securities			or Units	Shares or	Units or	Units or
	Number of Securities		Underlying			of Stock	Units or	Other	Other
	Underlying Unexercised		Unexercised	Option	Option	That	Stock That	Rights That	Rights That
Grant	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Date	Exercisable [1]	Unexercisable	Options	Price	Date	Vested	Vested	Vested [2]	Vested [3]
1/1/2002	70,197			$31.91	1/1/2012
1/29/2003	82,081			$27.29	1/29/2013
1/28/2004	34,335			$39.61	1/28/2014
1/27/2005	29,492			$47.47	1/27/2015
2/21/2006	37,911			$47.48	2/21/2016
2/20/2007	23,293	7,765		$59.63	2/20/2017
2/20/2008	16,112	16,113		$56.03	2/20/2018
2/18/2009	12,531	37,596		$32.20	2/18/2019
2/18/2009								20,848	$1,119,746
2/19/2010		46,392		$47.10	2/19/2020
2/19/2010								18,047	$969,304
Jack B. Lay, Senior Executive Vice President and CFO

	Option Awards					Stock Awards
								Equity Incentive Plan
								Awards
									Market or
			Equity						Payout
			Incentive Plan					Number of	Value of
			Awards:			Number	Market	Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
			Securities			or Units	Shares or	Units or	Units or
	Number of Securities		Underlying			of Stock	Units or	Other	Other
	Underlying Unexercised		Unexercised	Option	Option	That	Stock That	Rights That	Rights That
Grant	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Date	Exercisable [1]	Unexercisable	Options	Price	Date	Vested	Vested	Vested [2]	Vested [3]
1/29/2003	27,025			$27.29	1/29/2013
1/28/2004	12,150			$39.61	1/28/2014
1/27/2005	10,533			$47.47	1/27/2015
2/21/2006	11,321			$47.48	2/21/2016
2/20/2007	8,339	2,780		$59.63	2/20/2017
2/20/2008	7,511	7,511		$56.03	2/20/2018
2/18/2009	5,824	17,474		$32.20	2/18/2019
2/18/2009								9,689	$520,396
2/19/2010		13,743		$47.10	2/19/2020
2/19/2010								6,815	$366,034

Paul A. Schuster, Senior Executive Vice President,
Global Financial, Group and Health

	Option Awards					Stock Awards
								Equity Incentive Plan
								Awards
									Market or
			Equity						Payout
			Incentive Plan					Number of	Value of
			Awards:			Number	Market	Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
			Securities			or Units	Shares or	Units or	Units or
	Number of Securities		Underlying			of Stock	Units or	Other	Other
	Underlying Unexercised		Unexercised	Option	Option	That	Stock That	Rights That	Rights That
Grant	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Date	Exercisable [1]	Unexercisable	Options	Price	Date	Vested	Vested	Vested [2]	Vested [3]
1/29/2003	25,192			$27.29	1/29/2013
1/28/2004	12,150			$39.61	1/28/2014
1/27/2005	10,533			$47.47	1/27/2015
2/21/2006	11,321			$47.48	2/21/2016
2/20/2007	8,339	2,780		$59.63	2/20/2017
2/20/2008	7,511	7,511		$56.03	2/20/2018
2/18/2009	5,824	17,474		$32.20	2/18/2019
2/18/2009								9,689	$520,396
2/19/2010		13,743		$47.10	2/19/2020
2/19/2010								6,815	$366,034
Graham Watson, Senior Executive Vice President and
Head of Global Mortality Products

	Option Awards					Stock Awards
								Equity Incentive Plan
								Awards
									Market or
			Equity						Payout
			Incentive Plan					Number of	Value of
			Awards:			Number	Market	Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
			Securities			or Units	Shares or	Units or	Units or
	Number of Securities		Underlying			of Stock	Units or	Other	Other
	Underlying Unexercised		Unexercised	Option	Option	That	Stock That	Rights That	Rights That
Grant	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Date	Exercisable [1]	Unexercisable	Options	Price	Date	Vested	Vested	Vested [2]	Vested [3]
1/1/2002	17,236			$31.91	1/1/2012
1/29/2003	31,577			$27.29	1/29/2013
1/28/2004	12,150			$39.61	1/28/2014
1/27/2005	10,533			$47.47	1/27/2015
2/21/2006	11,321			$47.48	2/21/2016
2/20/2007	8,339	2,780		$59.63	2/20/2017
2/20/2008	7,511	7,511		$56.03	2/20/2018
2/18/2009	6,698	20,094		$32.20	2/18/2019
2/18/2009								11,143	$598,491
2/19/2010		15,805		$47.10	2/19/2020
2/19/2010								7,838	$420,979

Paul Nitsou, Executive Vice President, Global Major Accounts

	Option Awards					Stock Awards
								Equity Incentive Plan
								Awards
									Market or
			Equity						Payout
			Incentive Plan					Number of	Value of
			Awards:			Number	Market	Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
			Securities			or Units	Shares or	Units or	Units or
	Number of Securities		Underlying			of Stock	Units or	Other	Other
	Underlying Unexercised		Unexercised	Option	Option	That	Stock That	Rights That	Rights That
Grant	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Date	Exercisable [1]	Unexercisable	Options	Price	Date	Vested	Vested	Vested [2]	Vested [3]
1/29/2003	12,697			$27.29	1/29/2013
1/28/2004	10,320			$39.61	1/28/2014
1/27/2005	8,953			$47.47	1/27/2015
2/21/2006	9,741			$47.48	2/21/2016
2/20/2007	5,990	1,997		$59.63	2/20/2017
2/20/2008	5,057	5,057		$56.03	2/20/2018
2/18/2009	3,920	11,761		$32.20	2/18/2019
2/18/2009								6,522	$350,297
2/19/2010		9,205		$47.10	2/19/2020
2/19/2010								4,565	$245,186
Alain Neemeh, President and CEO-Canada

	Option Awards					Stock Awards
								Equity Incentive Plan
								Awards
									Market or
			Equity						Payout
			Incentive Plan					Number of	Value of
			Awards:			Number	Market	Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
			Securities			or Units	Shares or	Units or	Units or
	Number of Securities		Underlying			of Stock	Units or	Other	Other
	Underlying Unexercised		Unexercised	Option	Option	That	Stock That	Rights That	Rights That
Grant	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Date	Exercisable [1]	Unexercisable	Options	Price	Date	Vested	Vested	Vested [2]	Vested [3]
1/28/2004	3,600			$39.61	1/28/2014
1/27/2005	3,160			$47.47	1/27/2015
2/21/2006	4,739			$47.48	2/21/2016
2/20/2007	5,990	1,997		$59.63	2/20/2017
2/20/2008	5,057	5,057		$56.03	2/20/2018
2/18/2009	3,920	11,761		$32.20	2/18/2019
2/18/2009								6,522	$350,297
2/19/2010		9,205		$47.10	2/19/2020
2/19/2010								4,565	$245,186

1.	Options with a grant date through 2003 vested and became exercisable in five equal annual installments of 20% on December 31 of the first, second, third, fourth and fifth years. Options granted in 2004 and subsequent years vest and become exercisable in four equal annual installments of 25% on December 31 of the second, third, fourth and fifth years.

2.	These columns reflect the number of shares and estimated market value of grants of PCS. On January 27, 2011, the Compensation Committee determined that the 2008-2010 PCS award would be paid at 96.4% of target. See “Option Exercises and Stock Vested During Fiscal 2010” for more information on the payout of those awards. SEC rules require disclosure of the number of shares and estimated market value of PCS grants based on a level equal to or the next level higher (e.g., target or maximum) than the prior year’s award. As noted, the 2008 PCS award paid out at 96.4%. Accordingly, the number of shares and estimated market value for the PCS grants made in 2009 are disclosed assuming they are awarded at the target (100%) level. The market or payout value is estimated using the closing price, $53.71, of our common stock on December 31, 2010, the last business day of the year. The performance period for the 2009 PCS grant is January 1, 2009 through December 31, 2011. The performance period for the 2010 PCS grant is January 1, 2010 through December 31, 2012.
Option Exercises and Stock Vested During Fiscal 2010
     The following table provides information for the named executive officers on (1) stock option exercises during 2010, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares awarded in settlement of the 2008 PCS grants (three-year performance period ending December 31, 2010) and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
Woodring[1]	67,086	$1,357,936	11,180	$659,285
Lay[2]	—	—	5,214	$307,470
Schuster[3]	—	—	5,214	$307,470
Watson[4]	17,778	$355,578	6,748	$397,930
Nitsou[5]	16,523	$327,132	3,511	$207,044
Neemeh[6]	15,657	$353,295	3,511	$207,044

1.	Mr. Woodring exercised 67,086 options on October 29, 2010, with an exercise price of $29.81. He acquired 11,180 shares with a market price of $58.97 on January 27, 2011, the award date for the 2008-2010 PCS grant.

2.	Mr. Lay acquired 5,214 shares with a market price of $58.97 on January 27, 2011, the award date for the 2008-2010 PCS grant.

3.	Mr. Schuster acquired 5,214 shares with a market price of $58.97 on January 27, 2011, the award date for the 2008-2010 PCS grant.

4.	Mr. Watson exercised 17,778 options on November 29, 2010, with an exercise price of $29.81. He acquired 6,748 shares with a market price of $58.97 on January 27, 2011, the award date for the 2008-2010 PCS grant.

5.	Mr. Nitsou exercised 16,523 options on November 1, 2010, with a weighted average exercise price of $30.78. He acquired 3,511 shares with a market price of $58.97 on January 27, 2011, the award date for the 2008-2010 PCS grant.

6.	Mr. Neemeh exercised 15,657 options on April 30, 2010, with a weighted average exercise price of $29.42. He acquired 3,511 shares with a market price of $58.97 on January 27, 2011, the award date for the 2008-2010 PCS grant.

Pension Benefits in Fiscal 2010
     Some of our employees participate in the RGA Performance Pension Plan (the “Pension Plan”), a qualified defined benefit plan. Some of our employees also participate in the RGA Reinsurance Company Augmented Benefit Plan (the “RGA Augmented Plan”), a non-qualified plan under which eligible employees are entitled to receive retirement benefits not paid under the Pension Plan and the RGA Profit Sharing Plan due to Internal Revenue Code (the “Code”) limits on the amount of benefits that may accrue and be paid under the Pension Plan and the RGA Profit Sharing Plan.
     Messrs. Woodring, Lay and Schuster participate in the Pension Plan and the RGA Augmented Plan. The monthly benefit payable for life at age 65 for each individual is the sum of (a) and (b) below:
(a)	The sum of (1) 1.05% of Final Average Monthly Compensation (as defined below), multiplied by the number of years of service earned as of December 31, 1995, plus (2) 0.65% of the excess, if any, of Final Average Monthly Compensation minus one-twelfth of the Social Security Maximum Wage Average (as defined below), multiplied by the number of years of service earned as of December 31, 1995; plus

(b)	The actuarial equivalent of a lump sum benefit equal to the sum of the amounts determined below for each full year of service completed after December 31, 1995:

Age on January 1 of the	Percentage of Final
Plan Year in Which	Average Annual	Percentage of Excess
the Year of Service is Earned	Compensation Credited	Compensation Credited
Up to 35	2%	1%
35 — 44	4%	2%
45 — 54	6%	3%
55 or over	8%	4%
     “Social Security Maximum Wage Average” means the average of the Social Security Wage Base in effect for each calendar year during the 35-year period ending with the calendar year in which a participant attains the Social Security retirement age. “Social Security Wage Base” means the maximum amount of compensation that may be considered wages for FICA tax, or $106,800 for 2010. "Breakpoint” means 60% of the Social Security Wage Base raised to the next highest $100 increment. "Excess Compensation” means the excess, if any, of Final Average Annual Compensation minus the Breakpoint. “Final Average Annual Compensation” means the highest average Benefit Salary for the five consecutive years during the preceding ten years. “Benefit Salary” means actual base salary, eligible bonuses and pre-tax salary deferrals made to the profit sharing plan or a cafeteria plan and the CODA portion of the profit sharing award. “Final Average Monthly Compensation” is one-twelfth of Final Average Annual Compensation.
     Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the officer retires. RGA International Corporation and RGA Canada maintain Canadian Supplemental Executive Retirement Plans, which are non-qualified defined benefit plans pursuant to which eligible executive officers are entitled to receive additional retirement benefits. Messrs. Watson, Nitsou and Neemeh participate in these plans and are not eligible to participate in the Pension Plan or the RGA Augmented Plan.
     Until January 1, 1994, we also maintained an Executive Supplemental Retirement Plan (the “RGA Supplemental Plan”), a non-qualified defined benefit plan pursuant to which eligible executive officers are entitled to receive additional retirement benefits. Benefits under the RGA Supplemental Plan were frozen as of January 1, 1994. The frozen annual benefit payable upon retirement at age 65 is $3,060 for Mr. Woodring. Retirement benefits under the RGA Supplemental Plan are payable at age 65 in the form of a 15-year certain life annuity, with no direct or indirect integration with Social Security benefits.

		Number of		Payments
		Years	Present Value	During
		Credited	of Accumulated	Last Fiscal
Name	Plan Name	Service	Benefit[1]	Year

Woodring	Performance Pension Plan	31	$761,533	—
	Augmented Benefit Plan	31	$4,572,680	—
	Supplemental Plan	31	$302,375	—

Lay	Performance Pension Plan	19	$363,525	—
	Augmented Benefit Plan	19	$917,855	—

Schuster	Performance Pension Plan	19	$364,378	—
	Augmented Benefit Plan	19	$903,064	—

Watson	RGA International Supplemental Executive Retirement Plan	14	$2,260,885[2]	—
	Pension Plan for Salaried Employees of RGA Life Reinsurance Company of Canada	14	$297,909[3]	—

Nitsou	RGA International Supplemental Executive Retirement Plan	14	$1,384,012[4]	—
	Pension Plan for Salaried Employees of RGA Life Reinsurance Company of Canada	14	$340,963[5]	—

Neemeh	RGA Canada Supplemental Executive Retirement Plan	14	$942,851[6]	—
	Pension Plan for Salaried Employees of RGA Life Reinsurance Company of Canada	14	$311,714[7]	—

1.	The accumulated benefit for the U.S. plans is based on service and compensation (as described above) considered by the plans for the period through December 31, 2010. The present value has been calculated assuming the earliest retirement age at which the participant can elect an unreduced benefit. For additional discussion of the assumptions, see note 10 of RGA’s financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC. As described in such note, the interest assumption is 5.47%.

2.	Represents Canadian $2,341,258 converted to U.S. dollars using an annualized currency exchange rate of 0.965671.

3.	Represents Canadian $308,499 converted to U.S. dollars using an annualized currency exchange rate of 0.965671.

4.	Represents Canadian $1,433,213 converted to U.S. dollars using an annualized currency exchange rate of 0.965671.

5.	Represents Canadian $353,084 converted to U.S. dollars using an annualized currency exchange rate of 0.965671.

6.	Represents Canadian $976,369 converted to U.S. dollars using an annualized currency exchange rate of 0.965671.

7.	Represents Canadian $322,795 converted to U.S. dollars using an annualized currency exchange rate of 0.965671.
Nonqualified Deferred Compensation in Fiscal 2010
     The table below provides information on the non-qualified deferred compensation arrangements in which our U.S. named executive officers were eligible to participate during 2010. Messrs. Watson, Nitsou and Neemeh are not U.S. citizens and therefore are not eligible to participate in these deferred compensation arrangements, nor are there any similar arrangements available to our Canadian employees. Employees in the U.S. who hold the office of vice president and above are able to defer up to 50% of their base salary and up to 100% of their cash bonus payments under our Executive Deferred Savings Plan (“EDSP”). With respect to distributions, participants may elect to receive either a lump sum payment or 1 to 15 annual installments. In addition, we also maintain the RGA Augmented Plan, a non-qualified plan under which eligible employees are entitled to receive profit sharing and matching contributions not paid to the employee under the RGA Profit Sharing Plan, due to Code limits or a reduction in compensation pursuant to the employee’s participation in the EDSP. The contributions made into the employee’s non-qualified deferred compensation account are based upon the maximum matching contribution rate we provide to other employees in connection with the RGA Profit Sharing Plan.
     The investment fund alternatives under the RGA Augmented Plan and EDSP are identical to those in the RGA Profit Sharing Plan, and we credit the participant’s non-qualified deferred compensation account(s) with the returns he or she would have received in accordance with the investment alternatives selected from time to time by the participant. We do not pay above-market or preferential earnings, compensation or returns under the EDSP or Augmented Plan, or any other plan.
     The named executive officers cannot withdraw any amounts from their deferred compensation balances until they either terminate employment or reach the designated distribution date selected by the executive at the time of their deferral election (in the case of benefits held in the executive’s EDSP account).

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in Last	Withdrawals/	Balance
Name	Last FY1	in Last FY2	FY3	Distributions	at Last FYE[4]
Woodring	—	$32,828	$59,864	—	$434,345
Lay	$27,075	$25,208	$71,615	—	$777,523
Schuster	—	$21,390	$33,481	—	$232,718
Watson	N/A	N/A	N/A	N/A	N/A
Nitsou	N/A	N/A	N/A	N/A	N/A
Neemeh	N/A	N/A	N/A	N/A	N/A

1.	The amounts in this column are also included in the Summary Compensation Table in the salary column (i.e., contributions to the EDSP).

2.	The amounts in this column reflect 2009 contributions credited to the participant’s account during fiscal year 2010. For reasons related to the timing of the contributions, the amounts will not match the amounts in the Summary Compensation Table’s “All Other Compensation” column, which are contributions for the 2010 fiscal year credited in 2011. All amounts represent contributions in the Augmented Plan except for Mr. Lay, for which $13,908 represents contributions to the EDSP.

3.	Reflects earnings credited to the participant’s account during 2010 in connection with the investment selections chosen from time to time by the participant. All amounts represent earnings in the Augmented Plan except for Messrs. Lay $65,300 and Schuster $7,540, which amounts represent earnings in the EDSP.

4.	The aggregate balance at last fiscal year-end column reflects the following amounts that were reported in the Summary Compensation Table in previous years: Woodring, $341,653; Lay, $653,625; and Schuster, $177,847.
Potential Payments Upon Termination or Change of Control
     As described in the CD&A, our named executive officers do not have employment, severance or change of control agreements with our Company. The information below describes and quantifies certain compensation that may or will become payable under existing plans and agreements if the named executive officer’s employment had terminated on December 31, 2010, due to a change of control, disability or death, given his or her compensation and service levels as of such date and, where applicable, based on our closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees such as distributions under the 401(k) and pension plans, retiree medical benefits, disability benefits and accrued vacation pay.

     Change of Control. Upon the occurrence of a change of control (as defined below), any unvested stock options granted before the date of that event could become exercisable if the Compensation Committee decided to maintain the named executive officer’s rights following a change in control. Our Flexible Stock Plan and stock option grant agreements provide that the Compensation Committee may accelerate the vesting periods or arrange for us to purchase the options so the named executive officer receives the value that he or she would have attained had the option been currently exercisable. In addition, our Flexible Stock Plan and PCS grant agreements provide that upon a change of control, as soon as practicable following the end of the applicable three-year performance period, we must deliver to the named executive officer the number of shares that coincides with the target award for each outstanding grant of PCS.
     Disability or Death. If one of the named executive officers were to become disabled or die, any unvested stock options granted before the date of such event would immediately vest and become exercisable. In addition, he or she would receive a pro rata proportion of the shares of common stock that would have been issued under any award of PCS at the end of the three-year performance period. The pro rata proportion is determined based on the number of calendar months in the performance period during which he or she was employed, divided by 36 months (the total number of months in the three-year performance period).
     Retirement. Upon the “retirement” (as defined below) of a named executive officer, unvested stock options do not accelerate but continue to vest in accordance with the vesting schedule and provisions specified in the respective option grant agreement(s). Upon his or her retirement, the pro rata distribution provisions described above under “Disability or Death” apply to any PCS grants. Due to the number of factors that affect the nature, amount and timing of the vesting and exercise of stock options, or the actual award following a PCS performance period, the amounts paid to or received by the named executive officer may differ and are undeterminable until actually realized.
     The named executive officers may participate in deferred compensation plans that permit deferral of certain compensation. They also participate in our defined contribution and defined benefit retirement plans. The last column of the Nonqualified Deferred Compensation table reports each named executive’s aggregate balance at December 31, 2010, under each nonqualified deferred compensation or defined contribution plan. The named executive officers are entitled to receive the amount in their deferred compensation account in the event of termination of employment or retirement. The Pension Benefits table describes the general terms of each pension plan in which the named executive officers participate, the years of credited service and the present value of each named executive officer’s accumulated pension benefit.
     Definitions. “Change of Control” is defined in our Flexible Stock Plan and, for this discussion, means (i) the acquisition, without Board approval, of more than twenty percent (20%) of our outstanding common shares through a tender offer, exchange offer or otherwise, (ii) our liquidation or dissolution following a sale or other disposition of all or substantially all of our assets, (iii) a merger or consolidation involving us which results in us not being the surviving corporation, or (iv) a change in the majority of the members of our Board of Directors during any two-year period not approved by at least two-thirds of the Directors who were members at the beginning of the two-year period.
     “Retirement” is defined in the respective equity incentive grant agreements and means disability, death or termination of employment due to retirement of a named executive officer who has attained age 55 and a combination of age and service that equals at least 65. Thus, named executive officers who have attained age 55 and have 10 years of service satisfy the definition and are eligible for the benefits described above associated with retirement. At December 31, 2010, the NEO’s who have satisfied this requirement are Messrs. Woodring, Lay, Schuster and Watson.
     The following table provides the value of equity awards that would accelerate and become exercisable or vested upon the occurrence of a change of control or if the named executive officer had become disabled or died as of December 31, 2010. The value calculations are based upon our stock price as of December 31, 2010 ($53.71), the last business day of the year, and in the case of options reflect the payment of the respective option exercise price.

	Change of Control		Disability or Death
		PCS		PCS
Name	Options	(full award at target)	Options	(pro rata)
Woodring	$1,115,341	$2,089,050	$1,115,341	$1,070,100
Lay	$466,707	$886,430	$466,707	$469,457
Schuster	$466,707	$886,430	$466,707	$469,457
Watson	$536,693	$1,019,470	$536,693	$539,912
Nitsou	$313,824	$595,483	$313,824	$315,610
Neemeh	$313,824	$595,483	$313,824	$315,610
Director Compensation
     Directors who also serve as officers of our Company or any subsidiary do not receive any additional compensation for serving our Company as members of the Board of Directors or any of our committees. During 2010, this group of directors consisted of Mr. Woodring, and the group of directors who are not employees of our Company or any subsidiary (“non-employee directors”) consisted of Messrs. Bartlett, Boot, Danahy, Eason, Greenbaum, Henderson, Sievert, and Ms. Lomax. Effective January 1, 2005, the Board revised the compensation for non-employee directors, and that compensation arrangement continued in 2010. In 2010, non-employee directors were paid an annual retainer fee of $50,000 (except the chair of the Audit Committee, who received an annual retainer fee of $62,000 and the chair of any other Committee, who received an annual retainer fee of $58,000). Non-employee directors were paid $3,000 for each Board and Committee meeting attended in person, and $1,500 for participating in a telephonic Board or Committee meeting. A non-employee director serving as Chairman of the Board (e.g., Mr. Eason) receives an annual retainer of $83,000, a $4,000 fee for each Board meeting attended in person and $2,000 for participating in a telephonic Board meeting, and an annual grant of 1,600 shares of stock (increased to 2,125 for 2011). Each non-employee director is issued 1,200 shares of stock effective on the date of the February Board meeting (increased to 1,725 for grants in February 2011). Mr. Eason was elected Chairman in October 2008, and received a pro-rated annual retainer and meeting fees after that date as a non-employee Chairman. We also reimburse directors for out-of-pocket expenses incurred in connection with attending and participating in Board and Committee meetings and director education programs. Mr. Bartlett also serves as a director of our Australian holding and operating companies, and receives an annual retainer of $77,583 and superannuation pension benefits of $6,982 for those services.
     In October 2010, the Board adopted a director stock retention policy, which provided that, subject to certain exceptions, a non-employee member of the Company’s Board of Directors may not transfer any shares of the Company’s common stock which he or she received as compensation for service on the Board of Directors at any time during his or her service as a Director.

     The following table illustrates the compensation earned in 2010 for all directors:

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash[1]	Awards[2]	Awards[3]	Compensation	Earnings	Compensation	Total
William J. Bartlett	$124,500	$56,520	—	—	—	$84,565[4]	$265,585
Arnoud W.A. Boot	$117,000	$56,520	—	—	—	—	$173,520
John F. Danahy	$113,500	$56,520	—	—	—	—	$170,020
J. Cliff Eason	$140,000	$75,360	—	—	—	—	$215,360
Stuart I. Greenbaum	$101,500	$56,520	—	—	—	—	$158,020
Alan C. Henderson	$101,500	$56,520	—	—	—	—	$158,020
Rachel Lomax	$96,500	$56,520	—	—	—	—	$153,020
Fred J. Sievert	$105,000	$56,520	—	—	—	—	$161,520

1.	This column reflects the retainer and fees earned in 2010 for Board and committee service. The 2010 retainer is paid in January 2010 and the 2010 board and committee meeting fees are paid in January 2011. Includes for each Messrs. Boot, Bartlett and Sievert $10,000 in retainer fees for the International Advisory Group (“IAG”), an internal group that reviews and discusses issues and specific challenges arising in the Company’s international operations. The IAG consists of members of senior management and the three directors.

2.	This column reflects the award of 1,200 shares (1,600 shares in the case of Mr. Eason) of common stock on February 19, 2010, at a closing market price of $47.10. The stock is issued as part of the directors’ annual compensation. For additional information on the valuation assumptions, refer to note 18 of the RGA financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Stock awards are made pursuant to the Flexible Stock Plan for Directors, which was amended and restated at the annual meeting held May 28, 2003.

3.	We ceased granting stock options to directors in 2003. The following directors have outstanding vested options at 2010 fiscal year-end: Greenbaum — 9,000; and Henderson — 6,000.

4.	Represents compensation for services as a director of our Australian holding and operating companies. Australian dollars converted to U.S. dollars using an annualized currency exchange rate.
Securities Ownership of Directors, Management and Certain Beneficial Owners
Ownership of Shares of RGA
     The following table sets forth, as of December 31, 2010, certain information with respect to: (1) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock, and (2) the ownership of common stock by (i) each of our directors and nominees, (ii) each of our named executive officers, and (iii) all directors, nominees, and executive officers as a group.

	Amount and Nature of		Percent of
Beneficial Owner[2]	Beneficial Ownership[1]		Class[2]
Significant Shareholders:

FMR/Johnson	7,308,812	[3]	9.96%
82 Devonshire Street Boston, MA 02109

Neuberger Berman	5,667,448	[4]	7.73%
605 Third Avenue New York, NY 10158

Blackrock, Inc.	3,927,413	[5]	5.35%
40 East 52nd Street New York, NY

Directors, Nominees and Named Executive Officers:

William J. Bartlett, Director	7,900		*

Arnoud W.A. Boot, Director	2,400		*

John F. Danahy, Director	2,400		*

J. Cliff Eason, Director	13,700		*

Stuart I. Greenbaum, Director	24,850	[6]	*

Alan C. Henderson, Director	18,396	[7]	*

Rachel Lomax, Director	1,800		*

Fred J. Sievert, Director	8,200		*

A. Greig Woodring, Director,	433,698	[8]	*
President and Chief Executive Officer

Jack B. Lay	108,023	[9]	*
Senior Executive Vice President and Chief Financial Officer

Paul A. Schuster	116,612	[10]	*
Senior Executive Vice President, Global Financial, Group and Health

Graham Watson	149,946	[11]	*
Senior Executive Vice President and Head of Global Mortality Products

Paul Nitsou	95,420	[12]	*
Executive Vice President, Global Major Accounts

Alain Neemeh	42,350	[13]	*
President and CEO — Canada

All directors and executive officers as a group (16 persons)	1,139,556	[14]	1.55%

*	Less than one percent.

**	Not applicable.

1.	Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned and none of the shares listed are pledged as security.

2.	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days. For computing the percentage of the class of securities held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of common stock underlying fully vested stock options) are deemed to be outstanding for the purposes of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or group. No director, nominee or named executive officer owns more than one percent of our outstanding common stock.

3.	As reported on a Schedule 13G/A filed February 14, 2011, FMR LLC is a holding company for Fidelity Management & Research Company, a registered investment advisor (“Fidelity”). Neither Edward C. Johnson III, Chairman of FMR LLC nor FMR LLC have sole power to vote or direct the voting of the shares owned directly by various Fidelity Funds, which power resides with the Funds’ Board of Trustees. Edward C. Johnson, 3d and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 7,096,633 shares owned by the Funds.

4.	As reported on Schedule 13G/A filed February 14, 2011, Neuberger Berman, Inc. is the holding company for Neuberger Berman, Group LLC and Neuberger Berman, LLC, a broker-dealer and investment advisor. The three entities have shared voting power over 3,714,780 shares, and shared dispositive power over all the beneficially owned shares.

5.	As reported on Schedule 13G/A filed February 14, 2011, Blackrock, Inc. and its subsidiaries have sole voting and dispositive power over all the beneficially owned shares.

6.	Includes for Mr. Greenbaum 9,000 shares of common stock subject to stock options that are exercisable within 60 days.

7.	Includes for Mr. Henderson 6,000 shares of common stock subject to stock options that are exercisable within 60 days and 3,000 shares owned by Bess L. Henderson Trust, of which Mr. Henderson is trustee and primary beneficiary.

8.	Includes for Mr. Woodring 305,952 shares of common stock subject to stock options that are exercisable within 60 days.

9.	Includes for Mr. Lay 82,703 shares of common stock subject to stock options that are exercisable within 60 days. Mr. Lay shares voting and investment power for all of the shares with his spouse.

10.	Includes for Mr. Schuster 80,870 shares of common stock subject to stock options that are exercisable within 60 days. Mr. Schuster shares voting and investment power with his spouse for 22,238 shares.

11.	Includes for Mr. Watson 105,365 shares of common stock subject to stock options that are exercisable within 60 days and 6,187 shares owned by Intercedent Limited, a Canadian corporation of which Mr. Watson has a majority ownership interest.

12.	Includes for Mr. Nitsou 56,678 shares of common stock subject to stock options that are exercisable within 60 days.

13.	Includes for Mr. Neemeh 26,466 shares of common stock subject to stock options that are exercisable within 60 days. Mr. Neemeh has pledged 14,234 shares as security.

14.	Includes a total of 622,575 shares of common stock subject to stock options that are exercisable within 60 days.
Directors’ Phantom Shares
     Non-employee directors may elect to receive phantom shares by deferring their annual retainer (including the stock portion) and meeting fees. A phantom share is a hypothetical share of our common stock based upon the fair market value of the common stock at the time of the grant. Phantom shares are not distributed until the director ceases to be a director by reason of retirement as a director, at which time we will issue cash or shares of common stock in an amount equal to the value of the phantom shares. Phantom shares are granted under the Phantom Stock Plan for Directors, which was last amended at the annual meeting held May 28, 2003.
     Because phantom shares can be distributed in cash instead of stock, they are not included as shares beneficially owned by the directors under the “Ownership of Shares of RGA” table above. However, several directors have elected to participate in the deferral option, and the following table illustrates their accumulated phantom share balance as of December 31, 2010:

Name	Phantom Shares
William J. Bartlett	5,631
J. Cliff Eason	16,383
Stuart I. Greenbaum	14,598
Alan C. Henderson	1,086
Total	37,698
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Forms 3, 4, and 5 they file.
     Based solely on our review of the copies of such forms we have received or that were filed with the SEC, or written representations from certain reporting persons, we believe that all our directors, executive officers, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2010.
Certain Relationships and Related Person Transactions
     Review and Approval of Related Person Transactions. We do not have any agreements, transactions or relationships with related persons such as directors, nominees, executive officers, or immediate family members of such individuals. At least annually we review all relationships between our Company and our directors and executive officers and their immediate family members to determine whether such persons have a direct or indirect material interest in any transaction with us. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors, nominees and executive officers with respect to related person transactions. If such a transaction arose, our legal staff would determine, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, related person transactions that are determined to be directly or indirectly material to us are disclosed in our Proxy Statement and other SEC filings.
     The current related person transactions to which we or our subsidiaries are parties are reinsurance agreements, administrative service agreements, a product license and a registration rights agreement, all of which are with MetLife, our former majority shareholder. The charges for reinsurance, administrative and corporate services and the license fee are based on arms-length negotiations and pricing that we believe is comparable to the fees that would be charged to our other clients or incurred for services provided by a third party vendor. Any agreements between RGA Reinsurance Company, our primary operating company, or Reinsurance Company of Missouri, Inc., both of which are Missouri insurance companies, and another subsidiary or affiliate of the Company must be filed for review and approval by the Missouri Department of Insurance (“MDOI”). The MDOI requires that the fees be fair, reasonable and less than or equal to the cost for such services from a third party.
     In July 2007, our board of directors adopted a policy as part of its corporate governance guidelines that requires advance approval by our board of directors before any of the following persons knowingly enter into any transaction with our company or any of our subsidiaries or affiliates through which such person receives any direct or indirect financial, economic or other similar benefit or interest. The individuals covered by the policy include:
•	any director
•	any nominee for director

•	any executive officer
•	any holder of more than five percent of our voting securities
•	any immediate family member of such a person, as that term is defined in the policy, and
•	any charitable entity or organization affiliated with such person or any immediate family member of such person.
     Transactions covered by the policy include any contract, arrangement, understanding, relationship, transaction, contribution or donation of goods or services, but exclude transactions with any of the following:
•	MetLife, our former majority shareholder, if the transaction is entered into in the ordinary course of our business and the terms are comparable to those that are or would be negotiated with an unrelated client or vendor, or
•	any charitable entity or organization affiliated with a director, nominee for director, executive officer, or any immediate family member of such a person if the amount involved is $2,500 or less.
     Each of the transactions below that commenced in or after July 2007 was ratified or pre-approved in accordance with the foregoing policy, other than reinsurance agreements that fall within the exception described above.
     Until September 12, 2008, MetLife beneficially owned 32,243,539 shares, or approximately 51.7%, of the outstanding shares of common stock of RGA. On September 12, 2008, MetLife disposed of the majority of its interest in RGA by exchanging 29,243,539 of its shares of RGA common stock to MetLife shareholders for shares of MetLife common stock (the “MetLife Divestiture”). On February 15, 2011, we entered into a Stock Purchase Agreement with MetLife to repurchase the 3,000,000 shares of our outstanding common stock owned by MetLife at $61.14 per share, which was the closing price of our common stock on February 14, 2011.
     Reinsurance Business. We have arms-length direct policies and reinsurance agreements with MetLife and some of its affiliates. Under these agreements, we had net premiums of approximately $163.5 million in 2008 through the MetLife Divestiture. The net premiums reflect the net business assumed from and ceded to such affiliates of MetLife. Our pre-tax income (loss), excluding interest income allocated to support the business, was approximately $15.8 million in 2008 through the MetLife Divestiture. Our reinsurance treaties with MetLife are generally terminable by either party on 90 days written notice, but only with respect to future new business; existing business generally is not terminable, unless the underlying policies terminate or are recaptured. Under these treaties, MetLife is permitted to reassume all or a portion of the risk formerly ceded to us after an agreed-upon period of time, or in some cases, due to changes in our financial condition or ratings. Recapture of business previously ceded does not affect premiums ceded prior to the recapture of such business, but would reduce premiums in subsequent periods.
     Administrative Services. MetLife and its subsidiaries have historically provided our Company and its subsidiaries with certain limited administrative services, such as corporate risk management and corporate travel services. The cost of these services was approximately $1.8 million in 2008 through the MetLife Divestiture.
     Product License Agreement. RGA Reinsurance Company has a product license and service agreement with MetLife, which is terminable by either party on 30 days notice. Under this agreement, we have licensed the use of our electronic underwriting product to MetLife and provide Internet hosting services, installation and modification services for the product. Revenue under this agreement from MetLife was approximately $0.6 million in 2008 through the MetLife Divestiture.

Audit Committee Report
     The Audit Committee has reviewed and discussed our 2010 audited financial statements with management. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed as required by auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), SEC Rule 2-07 of Regulation S-X, Statement of Auditing Standards (“SAS”) No. 114, “The Auditor’s Communication With Those Charged With Governance". The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB Rule 3526, and has discussed with those accountants their independence. Based on those reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC. This report is provided by the following independent directors, who comprise the Committee:
William J. Bartlett, Chairman
Arnoud W.A. Boot
John F. Danahy
Rachel Lomax
Item 2 — Frequency of Shareholders’ Advisory Vote on Executive Compensation
     The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables RGA shareholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of RGA’s named executive officers. The frequency vote must be held at least once every six years. The Dodd-Frank Act requires companies such as RGA to allow shareholders to consider whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. After consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation on an annual basis is appropriate for RGA and its shareholders.
     As required by the recent Dodd-Frank Act, this is an advisory vote, which means that this proposal is not binding on the Company. Regardless, our Compensation Committee values the opinions expressed by shareholders and expects to implement the frequency which receives the greatest level of support from our shareholders. While we believe that an annual vote is the best choice for us, you are not voting to approve or disapprove our recommendation, but rather to make your own choice among a vote once every year, every two years or every three years. You may also abstain from voting on this item.
Vote Required
     If a quorum is present, the vote required to approve this Item 2 is a majority of the common stock represented in person or by proxy at the Annual Meeting.
Recommendation of the Board of Directors
     The Board of Directors recommends that shareholders’ approve an ANNUAL advisory vote on the compensation of RGA’s named executive officers.
Item 3 — Shareholders’ Advisory Vote On Executive Compensation
     The Dodd-Frank Act also enables RGA shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the Compensation Discussion and Analysis section, compensation tables and accompanying narrative disclosures).

     RGA has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to our ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to “Compensation Discussion and Analysis—Executive Summary” for an overview of the compensation of RGA’s named executive officers.
     We are asking our shareholders to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. This vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, the Board and the Compensation Committee value the opinions of RGA shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will carefully consider those shareholders’ concerns when making future compensation decisions for our named executive officers and will evaluate whether any actions are necessary to address those concerns.
Vote Required
     If a quorum is present, the vote required to approve this Item 3 is a majority of the common stock represented in person or by proxy at the Annual Meeting.
Recommendation of the Board of Directors
     The Board of Directors recommends that shareholders vote FOR the proposal to approve the compensation of RGA’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion.
Item 4 — Approval of Amendments to the Flexible Stock Plan
     The fourth item to be acted upon at the Annual Meeting is a proposal to approve amendments to our Flexible Stock Plan (“the Plan”) to increase the number of shares authorized for issuance under the Plan and increase the maximum number of SARs that may be granted to any Participant in any one-year period. The Board of Directors originally adopted the Plan in February 1993 and, on March 31, 1993, our shareholders approved the Plan. The Plan was amended and restated effective July 1, 1998. On May 24, 2000 and May 28, 2003, our shareholders approved amendments to the Plan that increased the number of shares under the Plan for which options, stock appreciation rights, restricted stock, performance shares and other stock based awards are granted. On May 26, 2004, our shareholders approved an amendment to eliminate the “evergreen” provision that provided for an automatic increase of 5% each year in the number of authorized shares available for issuance under the Plan. On May 23, 2007, our shareholders voted to increase the total number of shares authorized for issuance by 3,000,000, for a total of 9,260,077 shares.
     The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, performance shares and other stock based awards to our employees, employees and owners of entities that have a direct or indirect ownership interest in us or in which we have a direct or indirect ownership interest, individuals who are employed by or owners of our client companies or suppliers, and individuals who are employed by or owners of companies that render services to us (collectively, the “Participants”). As of February 1, 2011, approximately 220 employees currently participate in the Plan.
     Under the Plan, a maximum of 9,260,077 shares are presently authorized for issuance from treasury stock or authorized but unissued shares. As of March 15, 2011, equity-based awards to purchase or receive 4,312,548 shares of common stock were granted to Participants and outstanding under the Plan,

4,760,977 shares have been exercised by, awarded to or received by Participants, and 186,552 shares are available for future grants. The amended Plan would increase the total number of shares authorized for issuance by 2,500,000, for a total of 11,760,077. The proposed amendment will amend Section 3.1 of the Plan, which, if approved, will read as follows:
3.1 NUMBER OF SHARES. The number of Shares which may be issued or sold or for which Options, SARs or Performance Shares may be granted under the Plan shall be 11,760,077 Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both.
     The Board of Directors believes that the increase in the number of shares authorized for issuance under the amended Plan is appropriate and will enhance our ability to continue to reward and provide incentives to our key employees as well as to attract and retain qualified employees. Presently, the total number of shares represented by equity-based awards granted and outstanding and shares available for future grants (if ultimately issued) represent approximately 6.1% of our current shares outstanding under the current Plan. If the amendment is approved, the total number of shares represented by equity-based awards granted and outstanding and shares available for future grants (if ultimately issued) will represent approximately 9.5% of our current shares outstanding.
     The plan also gives the Committee the authority to grant SARs, which gives Participants a right to receive payment in an amount equal to the appreciation, if any, in the Fair Market Value of a share from the date of the grant to the date of its payment. Such payment is made in cash, in common stock or in any combination of cash and common stock, as the Committee may determine. Prior to 2011, the Committee granted options annually as a long-term equity incentive award. In 2011, we decided to change the form of our long-term equity incentive award from stock options to SARs. Currently the maximum number of SARs that may be granted to any Participant in any one-year period is 15,000. The proposed amendment will increase this to 200,000 SARs, to make it consistent with the current limit on stock options. The proposed amendment will amend Section 14.5 of the Plan, which if approved, will read as follows:
14.5 LIMITATION ON SARs. The maximum number of SARs which may be granted to any Participant in any 1 year period shall not exceed 200,000 SARs. For purposes of the preceding sentence, any SARs that are cancelled shall count against the maximum number of SARs, and, if the Fair Market Value of a Share on which the appreciation under a SAR will be calculated is reduced, the transaction shall be treated as a cancellation of the SAR and a grant of a new SAR.
     The principal features of the Plan, as amended, are described below. This description is subject to and qualified in its entirety by the full text of the Plan, which was filed as Exhibit 10.12 to our Form 10-K for the year ended December 31, 2010 (filed with the SEC on February 28, 2011), and incorporated herein by reference. The Form 10-K and exhibits are available through our website (www.rgare.com) or at the SEC website (www.sec.gov/edgar). Information on our website does not constitute part of this proxy statement.
Description of the Plan
     The Plan provides for benefits to be awarded to eligible Participants in the form of stock options, stock appreciation rights, restricted stock, performance shares, cash awards and other stock based awards. If any benefit expires or is terminated, surrendered, cancelled or forfeited, the shares covered by such benefit will be added back to the shares available for use under the Plan. In addition, shares delivered to us in payment of the exercise price of an option will be available for use under the Plan.
     If our stock is changed by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, then the number and class of shares available for benefits, the number of shares subject to any outstanding benefits and the price thereof will be appropriately adjusted.

     The Compensation Committee of the Board of Directors (the “Committee”) administers the Plan. The Committee consists of four of our outside directors. The Committee, by majority action, is authorized to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the provisions of the Plan. The Committee makes its determinations under the Plan based upon the recommendations of our Chief Executive Officer and management, information made available to the Committee and its judgment as to the best interests of RGA and our shareholders. In certain circumstances, the Committee may delegate all or any part of its authority under the Plan to our employees or another committee.
     Under the Plan, the Committee may award: (a) stock options exercisable into shares of our common stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended; (b) stock appreciation rights; (c) restricted shares of our common stock; (d) performance shares, (e) cash awards, and (f) other stock based awards and benefits. As provided in the Plan, the Committee has complete discretion to determine the type and number of benefits granted to any Participant and the terms and conditions that attach to each grant. Such terms and conditions are not necessarily uniform among different Participants. The receipt by a Participant of one type of grant under the Plan does not entitle the Participant to receipt of any other type of grant. Payment for shares of common stock purchased upon exercise of any option or any other benefit granted under the Plan that requires payment by a Participant to us will be made in cash, or with the consent of the Committee, by the tender of shares of common stock having a fair market value equal to the purchase price, or in other property, rights and credits, to the extent permitted by law, or any combination of the foregoing.
     Stock Options. The Committee may grant stock options, which entitle the Participant to purchase our common stock at a price established by the Committee, and that price will not be less than the Fair Market Value of our common stock on the date of the grant. “Fair Market Value” means the closing price of shares on the New York Stock Exchange on a given date. The Committee determines the term of the stock options, including the times and conditions under which the options become exercisable. The maximum number of shares with respect to which incentive stock options are issuable under the Plan is 150,000 shares. The maximum number of shares with respect to which options may be granted to any Participant in any one-year period may not exceed 200,000 shares. For purposes of the preceding sentence, shares of common stock covered by an option that is cancelled will count against the maximum number of shares that may be granted to any Participant in any one-year period, and if the exercise price under an option is reduced, the transaction will be treated as a cancellation of the option and a grant of a new option.
     Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights (“SARs”), which gives the Participant a right to receive payment in an amount equal to the appreciation, if any, in the Fair Market Value of a share from the date of the grant to the date of its payment. Such payment is made in cash, in common stock or in any combination of cash and common stock, as the Committee may determine. Currently, the maximum number of SARs that may be granted to any Participant in any one-year period is 15,000. The proposed amendment will increase this to 200,000 SARs, to make it consistent with the current limit on stock options. For purposes of the preceding sentences, any SARs that are cancelled will count against the maximum number of SARs that may be granted to any Participant in any one-year period and if the fair market value of a share on which appreciation under a SAR is calculated is reduced, the transaction will be treated as a cancellation of the SAR and the grant of a new SAR.
     Restricted Stock. The Committee may grant benefits under the Plan in the form of Restricted Stock. Shares of Restricted Stock are issued and delivered at the time of the grant but are subject to forfeiture as provided in the grantee’s individual agreement. The grantee is entitled to full voting and dividend rights with respect to all shares of Restricted Stock from the date of grant, but cannot transfer such shares until all restrictions have been satisfied. Grants are made at a per share cost equal to the par value.

     Performance Shares. Performance Shares are the right of an individual to whom a grant of such shares is made to receive shares or cash equal to the Fair Market Value of such shares at a future date in accordance with the terms of such grant. Generally, such right is based upon the attainment of targeted profit and/or performance objectives.
     Cash Awards. Cash Awards are benefits payable in cash. The Committee may grant Cash Awards at such times and in such amounts as it deems appropriate.
     Other Stock Based Awards. An Other Stock Based Award is an award that is valued in whole or in part by reference to, or is otherwise based on, Company common stock.
     In the event of a “change in control” (as defined below) the Committee may provide such protection as it deems necessary to maintain a Participant’s rights. The Committee may, among other things, (i) accelerate the exercise or realization of any benefit, (ii) purchase a benefit upon the Participant’s request for cash equal to the amount which could have been attained upon the exercise or realization of the benefit had it been currently exercisable or payable, (iii) adjust the benefit as the Committee deems appropriate, and (iv) cause the benefit to be assumed by the surviving corporation. A “change of control” generally means (i) the acquisition, without the approval of the Board, by any person or entity, other than us and certain related entities, of more than 20% of the outstanding shares of common stock through a tender offer, exchange offer or otherwise; (ii) the liquidation or dissolution of us following a sale or other disposition of all or substantially all of our assets; (iii) a merger or consolidation involving us which results in our not being the surviving parent corporation; or (iv) a change in the majority of the members of the Board of Directors during any two-year period not approved by at least two-thirds of the Directors who were members at the beginning of the two-year period.
     The Plan will remain in effect until terminated by the Board of Directors. The Board, in its sole discretion, may terminate the Plan at any time and from time to time may amend or modify the Plan. However, the Board may not amend the Plan, without obtaining shareholder approval in a manner (i) which would cause options which are intended to qualify as incentive stock options to fail to qualify, (ii) which would cause the Plan to fail to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 or Internal Revenue Code Section 162(m), or (iii) which would violate applicable law. No amendment, modification or termination of the Plan will adversely affect a Participant’s right to any benefit granted under the Plan prior to such amendment or termination.
Benefits Granted Under the Plan
     Non-qualified stock options, grants of PCS units and restricted stock are the forms of benefits that have been granted under the Plan. See “Grants of Plan-Based Awards in 2010” for a description and summary of the 2010 PCS and stock option grants.
Federal Income Tax Consequences
     Stock Options. No income will be realized by a Participant on the grant of a stock option, and we will not be entitled to a deduction at such time.
     Upon the exercise of a non-qualified option, the excess, if any, of the Fair Market Value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.
     SARs. No income will be realized by a Participant upon the grant of an SAR, and we will not be entitled to a deduction at such time. Upon the exercise of a SAR, the excess, if any, of the Fair Market Value of the stock on the date of exercise over the Fair Market Value of the stock on the date of grant is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.
     Restricted Stock. Unless a timely 83(b) election is made, as described in the following paragraph, a Participant generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A Participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares of common stock or the transfer restrictions (collectively, the “Restrictions”) lapse. The amount recognized will be equal to the difference between the fair market value of the shares at the time the Restrictions lapse and the original purchase price paid for the shares, if any. The ordinary income recognized by a Participant with respect to restricted stock will be subject to applicable tax withholding by us. If a timely 83(b) election has not been made, any dividends received with respect to common stock subject to the Restrictions will be treated as additional compensation income and not as dividend income.
     A Participant may elect, pursuant to Section 83(b) of the Internal Revenue Code (“Code”), to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the Participant would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the Participant. If the Section 83(b) election is made, the Participant’s holding period for capital gains begins on the date of grant.
     The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the Participant then forfeits the restricted stock, the Participant may not deduct as a loss the amount previously included in gross income. A Participant’s tax basis in shares of restricted stock received will be equal to the sum of the amount (if any) the Participant paid for the common stock and the amount of ordinary income recognized by the Participant as a result of making Section 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the Participant’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse. In general, we will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a Participant with respect to shares of restricted stock. If, subsequent to the lapse of the Restrictions on the shares, the Participant sells the shares, the difference, if any, between the amount realized from the sale and the tax basis in the shares of the Participant will be taxed as a capital gain or capital loss.
     Performance Shares. A Participant generally will not recognize taxable income upon the grant of performance shares. Instead, a Participant will recognize as ordinary income, and we will have as a corresponding deduction, any cash delivered and the fair market value of any common stock delivered in payment of an amount due under the performance share award. The ordinary income the Participant recognizes will be subject to applicable tax withholding by us. Upon selling any shares of common stock received by a Participant in payment of an amount due under a performance share award, the Participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and the Participant’s tax basis in the shares of common stock.
     Cash Awards. Awards payable in cash are includible in the Participant’s gross income when paid and deductible by us when paid or accrued.
     Other Stock Based Awards. The tax consequences associated with any other stock based award will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the Participant under the award, the applicable holding period and the Participant’s tax basis.
     The foregoing statement is only a summary of certain federal income tax consequences of the Flexible Stock Plan and is based on our understanding of present federal tax laws and regulations.

Vote Required
     If a quorum is present, the vote required to approve this Item 4 is a majority of the common stock represented in person or by proxy at the Annual Meeting.
Recommendation of the Board of Directors
     The Board of Directors has approved the proposed amendments to our Flexible Stock Plan and recommends that shareholders vote FOR the proposal.
Item 5 — Ratification of Appointment of the Independent Auditor
     The fifth item to be acted upon at the Annual Meeting is the ratification of the appointment of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) as the Company’s independent auditor for the fiscal year ending December 31, 2011. The Audit Committee has appointed Deloitte, subject to shareholder ratification. Deloitte has served as independent auditor of the Company since the 2000 fiscal year. Its long term knowledge of the RGA group of companies, combined with its insurance industry expertise, has enabled it to carry out its audits of the Company’s financial statements with effectiveness and efficiency.
     In considering Deloitte’s appointment, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:
•	Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;
•	Deloitte’s independence and its processes for maintaining its independence;
•	the results of the independent review of the firm’s quality control system;
•	the key members of the engagement team for the audit of the Company’s financial statements;
•	Deloitte’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office; and
•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing.
     The Audit Committee assures the regular rotation of the audit engagement team partners as required by law. The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Under procedures adopted by the Audit Committee, the Audit Committee reviews, on an annual basis, a schedule of particular audit services that the Company expects to be performed and an estimated amount of fees for each particular audit service. The Audit Committee also reviews a schedule of audit-related, tax and other permitted non-audit services that the Company may engage the independent auditor to perform and an estimated amount of fees for each of those services.
     All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted a Pre-Approval Policy which provides for pre-approval of audit, audit-related and tax services on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.
     Representatives of Deloitte will attend the 2011 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

     The aggregate fees billed to us for the fiscal years ending December 31, 2010 and 2009 by Deloitte are set forth below. These fees have been pre-approved by the Company’s Audit Committee in accordance with its Pre-Approval Policy.

	Fiscal Year
	2010	2009
Audit Fees[1]	$4,140,825	$3,697,450
Audit Related Fees[2]	$91,400	$219,468

Total audit and audit-related fees	$4,232,225	$3,916,918
Tax Fees[3]	$120,345	$200,162
All Other Fees[4]	—	—

Total Fees	$4,352,570	$4,117,080

1.	Includes fees for the audit of our Company’s and its subsidiaries’ annual financial statements, reviews of our quarterly financial statements, and Sarbanes-Oxley Section 404 attestation.

2.	Includes fees for services rendered by Deloitte for matters such as employee benefit plan audits, assistance with internal control reporting requirements, and services associated with SEC registration statements, periodic reports and securities offerings.

3.	Includes fees for tax services rendered by Deloitte, such as consultation related to tax planning and compliance.

4.	De minimis fees for other types of permitted services.
Vote Required
     If a quorum is present, the vote required to approve this Item 5 is a majority of the common stock represented in person or by proxy at the Annual Meeting.
Recommendation of the Board of Directors
     The Board of Directors has approved the proposal regarding the appointment of Deloitte and recommends that shareholders vote FOR the proposal.
Equity Compensation Plan Information
     The following table presents Equity Compensation Plan information as of December 31, 2010:

Number of Securities
	Number of Securities to	Weighted-Average	Remaining Available
	be Issued Upon Exercise	Exercise Price of	for
	of Outstanding Options,	Outstanding Options,	Issuance Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans
Equity Compensation Plans Approved by Security Holders	4,121,556[1]	$41.91[2,3]	995,137[4]
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	4,121,556[1]	$41.91[2,3]	995,137[4]

1.	Includes the number of securities to be issued upon exercises under the following plans: Flexible Stock Plan — 4,068,858; Flexible Stock Plan for Directors — 15,000; and Phantom Stock Plan for Directors — 37,698.

2.	Does not include 701,542 PCS units to be issued under the Flexible Stock Plan, or 37,698 phantom units outstanding under the Phantom Stock Plan for Directors because those securities do not have an exercise price (i.e., a unit is a hypothetical share of our common stock with a value equal to the fair market value of our common stock).

3.	Reflects the blended weighted-average exercise price of outstanding options under the Flexible Stock Plan ($41.96) and Flexible Stock Plan for Directors ($30.60).

4.	Includes the number of securities remaining available for future issuance under the following plans: Flexible Stock Plan — 897,111; Flexible Stock Plan for Directors — 80,053; and Phantom Stock Plan for Directors — 17,973.
Additional Information
Voting
     If a quorum is present, the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote which are present in person or represented by proxy at the 2011 Annual Meeting is required to approve Items 1, 3, 4 and 5, to vote on Item 2 and to act on any other matters properly brought before the meeting (other than the other specified proposals). Because the vote on the frequency of advisory votes on executive compensation is advisory, there is no standard for determining which frequency has been “adopted” by the shareholders. Voting results will be disclosed in our Form 8-K filed within four business days following the Annual Meeting. Shares represented by proxies which are marked “withhold authority” with respect to the election of any one or more nominees for election as directors and proxies which are marked “abstain” or which deny discretionary authority on Items 3, 4 and 5 will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Proxies marked or voted “abstain” on the proposal regarding the frequency of advisory votes on executive compensation will not be counted as a vote for any of the four options, and the Board of Directors shall determine the impact of such votes.
     Under the current rules of the New York Stock Exchange, or NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Please note that previously, brokers were allowed to vote uninstructed shares in uncontested director elections or with regard to certain executive compensation matters. However, brokers now can no longer vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.
     We know of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.
Shareholder Nominations and Proposals
     As described in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider shareholder nominations for Directors that meet the notification, timeliness, consent and information requirements of our Articles of Incorporation. The Committee makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a shareholder, provided that the procedures with respect to nominations referred to above are followed. Potential candidates for nomination as Director candidates must provide written information about their qualifications and participate in interviews conducted by individual Board members, including the Chairs of the Audit or Nominating and Governance Committees. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on the information supplied by the candidates and information obtained from other sources. The Committee will recommend candidates for election as Director only if the Committee determines, in its judgment, that they have the following specific, minimum qualifications that have been recommended by the Nominating and Governance Committee to, and approved by, the Board:
Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the Board of Directors in its business judgment.
Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.
Commitment to Our Values. Such person shall be committed to promoting our financial success and preserving and enhancing our business and ethical reputation, as embodied in our Codes of Conduct.
Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of RGA.
Reputation and Integrity. Such person shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.
Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including an understanding of marketing and finance, sound business judgment, significant experience and accomplishments and educational background.
     Shareholder proposals submitted under the process prescribed by the SEC (in Rule 14a-8 of the Exchange Act) for presentation at the 2012 Annual Meeting must be received by us by December 10, 2011, for inclusion in our Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.
     In order for a Shareholder to nominate a candidate for director, under our Restated Articles of Incorporation, timely notice of the nomination must be given to us in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if we give less than 70 days notice of the meeting, or prior public disclosure of the date of the meeting, then the Shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The shareholder filing the notice of nomination must describe various matters as specified in our Amended and Restated Articles of Incorporation, including such information as name, address, occupation, and number of shares held.
     In order for a shareholder to bring other business before a Shareholder meeting, timely notice must be given to us within the time limits described above. Such notice must include a description of the proposed business, the reasons therefore, and other matters specified in our Amended and Restated Articles of Incorporation. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our Proxy Statement.
     In each case, the notice must be given to our Secretary, whose address is 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039. Any Shareholder desiring a copy of our Restated Articles of Incorporation or Bylaws will be furnished a copy, without charge, upon written request to the Secretary.

Householding of Proxy Materials
     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if your household currently receives multiple copies and would like to participate in householding in the future, please notify your broker.
Access to Proxy Materials and Annual Report
     This Proxy Statement and our 2010 Annual Report to Shareholders may be viewed online at www.rgare.com. You may request a physical copy of this Proxy Statement, form of proxy card and our Annual Report to Shareholders, without charge, by writing to us at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, Attention Secretary.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET
http://www.proxyvoting.com/rga
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

REINSURANCE GROUP OF AMERICA, INCORPORATED	OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

          94646
▼ FOLD AND DETACH HERE ▼

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:	Please mark your votes as	☒
indicated in this example

Election of Directors		FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL

1.	Election of three directors for terms expiring in 2014;	☐	☐	☐
						1 Year	2 Years	3 Years	ABSTAIN

	01 John F. Danahy 02 Arnoud W.A. Boot 03 J. Cliff Eason				2.	Frequency of shareholder’s advisory vote on executive compensation ☐	☐	☐	☐
							FOR	AGAINST	ABSTAIN
					3.	Proposal to approve the advisory (non-binding) resolution relating to executive compensation	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and strike through the nominee’s name.)					4.	Proposal to approve amendments to the Company’s Flexible Stock Plan	☐	☐	☐

					5.	Ratification of the appointment of Deloitte & Touche LLP as the Company ’s independent auditor for the fiscal year ending December 31, 2011	☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of the 2011
Annual Meeting of Shareholders and the accompanying Proxy Statement.
This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Items 1, 3, 4 and 5 and 1 Year for Item 2.

Mark Here for Address Change or Comments SEE REVERSE	☐
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

April 7, 2011
Dear Shareholder:
We invite you to attend the 2011 Annual Meeting of Shareholders of Reinsurance Group of America, Incorporated, to be held on May 18, 2011 at the Company’s offices at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 at 2:00 p.m.
It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the proxy form below, detach it, and return it promptly in the envelope provided.
The proxy statement and our 2010 Annual Report to Shareholders may be viewed online at www.rgare.com.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.rgare.com
▼ FOLD AND DETACH HERE ▼
REINSURANCE GROUP OF AMERICA, INCORPORATED
This Proxy is Solicited on Behalf of the Board of Directors
      The undersigned does hereby appoint Jack B. Lay and William L. Hutton, or any of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of REINSURANCE GROUP OF AMERICA, INCORPORATED to be held May 18, 2011, commencing at 2:00 p.m., St. Louis time, at the Company’s offices at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017, and at any and all adjournments and postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

       BNY MELLON SHAREOWNER SERVICES
       P.O. BOX 3550
       SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	94646